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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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RED ROBIN GOURMET BURGERS, INC.
(Name of the Registrant as Specified In Its Charter)

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RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler's Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 30, 2018

To our Stockholders:

              The annual meeting of stockholders of Red Robin Gourmet Burgers, Inc. will be held at 8:00 a.m. MDT, on Wednesday, May 30, 2018, at our corporate headquarters, located at 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, for the following purposes:

  1)
  To elect Cambria W. Dunaway, Kalen F. Holmes, Glenn B. Kaufman, Aylwin B. Lewis, Steven K. Lumpkin, Pattye L. Moore, Stuart I. Oran, and Denny Marie Post as directors of the Company for one-year terms;

  2)
  To approve, on an advisory basis, the compensation of our named executive officers;

  3)
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 30, 2018; and

  4)
  To transact such other business as may properly come before the meeting.

              We direct your attention to the proxy statement, which includes information about the matters to be considered at the annual meeting and certain other important information and which we encourage you to review carefully. Our board of directors recommends that you vote FOR the board's nominees for director, FOR approval of our executive compensation, and FOR ratification of the independent auditor. Your vote is important.

              Stockholders of record at the close of business on April 2, 2018 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof. This Notice of Annual Meeting of Stockholders and related proxy materials are being distributed or made available to stockholders beginning on or about April 13, 2018.

              This year, we have again elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. Our proxy materials are available at the following website:

http://www.redrobin.com/eproxy

              We cordially invite you to attend the annual meeting. Whether or not you plan to attend, it is important that your shares be voted at the meeting. Please refer to your proxy card or Notice Regarding the Availability of Proxy Materials for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible.

              Thank you for your support.

By Order of the Board of Directors,

Pattye L. Moore Chair of the Board of Directors

Greenwood Village, Colorado

April 10, 2018

i

PROXY STATEMENT SUMMARY

              This summary is intended to provide an overview of the items that you will find elsewhere in this proxy statement about our Company and the upcoming 2018 annual meeting of stockholders. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics before voting.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	8:00 a.m. MDT on Wednesday, May 30, 2018
Location:	Red Robin Gourmet Burgers, Inc. corporate headquarters 6312 South Fiddler's Green Circle, Suite 200N Greenwood Village, Colorado 80111
Record Date:	April 2, 2018

PROPOSALS AND BOARD VOTING RECOMMENDATIONS

Proposal		Board's Voting Recommendation	Page References (for more detail)

1	Election of Directors	FOR EACH NOMINEE	7
2	Advisory Vote to Approve Executive Compensation	FOR	62
3	Ratification of Independent Auditor	FOR	64

DIRECTOR NOMINEES (PROPOSAL NO. 1)

              Our director nominees are listed in the following table. In 2018, seven of our eight current directors are standing for re-election along with one new director nominee, Mr. Aylwin B. Lewis. One of our current directors, Mr. Richard Howell, will retire and conclude his board service upon the conclusion of the annual meeting and is therefore not standing for re-election. Mr. Howell will continue his service as chair of the audit committee and a member of the compensation committee until his retirement.

              The board recommends a vote FOR all director nominees. All directors and director nominees except our CEO, Ms. Post, are independent. Therefore 87.5% of our board is independent. Our directors bring a diverse set of backgrounds, experience, and skills to their board service. Directors are elected by a majority of votes cast. See "Proposal 1 – Election of Directors – Directors and Nominees" in this proxy statement for more information about our director nominees. In 2017, each director attended at least 75% of the aggregate number of board and applicable committee meetings.

Director Nominee	Age	Director Since	Principal Occupation	Independent	Current Committee Assignments	Anticipated Committee Assignments after Annual Meeting
Cambria W. Dunaway	55	2014	Former U.S. President, Global Chief Marketing Officer, Kidzania	X	*NGC, CC	*NGC, CC
Kalen F. Holmes	51	2016	Former Executive Vice President (Human Resources), Starbucks	X	*CC, NGC	*CC, NGC
Glenn B. Kaufman	50	2010	Managing Member, D Cubed Group investment firm	X	CC	CC, NGC
Aylwin B. Lewis	63	N/A New Director Nominee	Former Chairman, CEO and President of Potbelly Corporation	X	N/A New Director Nominee	AC, CC
Steven K. Lumpkin	63	2016	Consultant, Former Executive Vice President, CFO and director, Applebee's	X	AC	*AC
Pattye L. Moore	60	2007	Former President and Director, Sonic Corp.	X	(C), AC, NGC	(C), AC
Stuart I. Oran	67	2010	Partner, Liberty Hall Capital Partners private equity firm	X	AC	AC, NGC
Denny Marie Post	60	2016	President and CEO, Red Robin		—	—

AC	Audit Committee	(C)	Denotes Chair of the Board
CC	Compensation Committee	*	Denotes Chair of the Committee
NGC	Nominating and Governance Committee

Director Nominee Highlights:
Independence, Diversity of Background, Expertise, and Skills

Director Independence

Independent (7)
Not Independent (1) (CEO)

Board Diversity

Gender & Ethnic Diversity

Board Skills and Expertise
Executive Leadership
Business Transformation
Technology Strategy
Marketing / Consumer
Governance
Accounting
Talent / Organizational Development
Finance / Investor Relations / Strategic
Restaurant Executive Leadership
Value Creation

Key Corporate Governance Highlights

              The board of directors recognizes the connection between good corporate governance and the creation of sustainable stockholder value and is committed to practices that promote the long-term interests of the Company, accountability of management, and stockholder trust. To this end, we continually evolve our practices to ensure alignment with our stockholders.

Highlights include:

  ✓
  Fully declassified board of directors
  ✓
  Independent chair of the board of directors
  ✓
  All director nominees are independent other than our CEO
  ✓
  All current committee members are independent
  ✓
  Board members have diverse backgrounds, expertise, and skills
  ✓
  Robust board, committee, and director self-evaluation process completed annually instead of age or term limits
  ✓
  The board of directors and each committee regularly meet in executive session without members of management
  ✓
  Frequent engagement by management with institutional investors
  ✓
  Majority voting standard for uncontested director elections
  ✓
  Annual review of our succession plan and talent development plan
  ✓
  Directors receive regular governance updates to stay well-informed and evaluate governance trends
  ✓
  Limits on outside board service
  ✓
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors
  ✓
  Directors regularly engage in in-boardroom and outside director education
  ✓
  No poison pill in place

ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL NO. 2)

              We are requesting that stockholders approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. The board recommends a vote FOR Proposal No. 2 because it believes the Company's executive compensation program is designed to link incentives and rewards for our executives to the achievement of specific and sustainable financial and strategic goals, which are expected to result in increased stockholder value. In 2017, our executive compensation advisory vote proposal was supported by approximately 98.5% of the votes cast. Highlights of our executive compensation program, pay for performance compensation structure, 2017 performance, and 2017 compensation are set forth below. Please see "Compensation Discussion and Analysis" in this proxy statement for a full discussion of the items below.

Executive Compensation Program

              Listed below are highlights of our executive compensation program that reflect our focus on strong corporate governance and prudent compensation decision-making:

  ✓
  Pay for performance focused executive compensation structure, with a significant portion of executive pay "at-risk"
  ✓
  Independent compensation committee setting executive compensation advised by an independent compensation consultant
  ✓
  Annual evaluation of potential risks of our executive compensation program
  ✓
  No excise tax gross ups
  ✓
  Double trigger required for equity vesting upon change in control (other than certain performance awards)
  ✓
  No repricing of underwater options without stockholder approval

  ✓
  Meaningful stock ownership guidelines for executives and board members
  ✓
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors
  ✓
  Clawback policy for the return of certain executive incentive compensation in the event of a financial restatement
  ✓
  Limited number of perquisites offered to our executives

Pay for Performance

              Our compensation program is designed to pay our executives for performance. Our short-term annual cash incentive program uses performance targets based on annual EBITDA (earnings before interest, taxes, depreciation, and amortization) goals. Our long-term incentive compensation program is based on achievement of financial goals designed to demonstrate sustained improvement over multi-year periods, together with time vesting designed to reward executive retention and value creation. Restricted stock units and options granted under this program each vest ratably in annual increments over four years, with the amount realizable from such awards being dependent, in whole or in part, on increased stock price. Through 2017, the cash portion of our long-term incentive awards was measured over a three-year performance period based on both cumulative EBITDA and ROIC (return on invested capital) metrics. In 2017, we shifted the cash portion of our long-term incentive awards for our chief executive officer and chief financial officer to performance-based equity compensation, who received equity grants in the form of performance share units instead of cash for this portion of the program.

2017 Performance and Compensation Highlights

              Our 2017 performance improved year-over-year and we achieved some of our expectations and performance goals. In our fiscal fourth quarter 2017, we outperformed the casual dining industry on Guest traffic for the sixth consecutive quarter and ended 2017 with positive same store sales, while making considerable progress on the critical changes we believe will make Red Robin successful in 2018 and beyond. Highlights of our 2017 performance are set forth below.

  •
  Total revenues were $1.4 billion in 2017, an increase of 6.5% over 2016.
  •
  Net income increased to $30.0 million in 2017 from $11.7 million in 2016.
  •
  Comparable restaurant revenue increased 0.6% (using constant currency rates).
  •
  Comparable restaurant guest counts increased 0.4%.
  •
  GAAP earnings per diluted share increased to $2.31 in 2017 from $0.87 in 2016.
  •
  We outperformed the casual dining industry in Guest traffic for the 2017 fiscal year by approximately 310 basis points, making it the sixth consecutive year of outperformance as reported by Black Box Intelligence, a financial benchmarking report for the restaurant industry.

              Based on our 2017 performance, our named executive officers met the performance goals necessary to achieve a partial (but below target) payout of the annual corporate bonus. The long-term incentive program that covered the last three fiscal years did not pay out because the long-term EBITDA and ROIC threshold performance goals were not met. See "Compensation Discussion and Analysis—Key Components of our Executive Compensation Program—Incentive Based Compensation" for further information and discussion on the annual corporate incentive and long-term incentive program.

2017 Compensation

The table below sets forth the 2017 compensation for our named executive officers:

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Denny Marie Post
President & Chief Executive Officer	744,237	-	1,434,957	769,990	653,777	18,901	3,621,862
Guy J. Constant
EVP & Chief Financial Officer	500,000	-	599,941	399,989	254,247	13,397	1,767,574
Carin L. Stutz
EVP & Chief Operating Officer	466,355	-	119,991	239,985	258,787	13,257	1,098,375
Jonathan A. Muhtar
EVP & Chief Concept Officer	383,854	-	104,998	209,987	195,770	13,845	908,454
Michael L. Kaplan
SVP & Chief Legal Officer	353,842	-	62,087	124,194	180,515	14,147	734,785

              See "Compensation Discussion and Analysis—2017 Executive Compensation Tables" and accompanying footnotes and narratives for additional information about the 2017 compensation for each named executive officer.

INDEPENDENT AUDITORS (PROPOSAL NO. 3)

              The board of directors recommends a vote FOR the ratification of the appointment of KPMG LLP ("KPMG") as the Company's independent auditor for the fiscal year ending December 30, 2018. See "Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm" in this proxy statement for more information about this proposal.

PROXY STATEMENT

              The Board of Directors ("board" or "board of directors") of Red Robin Gourmet Burgers, Inc. ("Red Robin" or the "Company") is providing this proxy statement to stockholders in connection with the solicitation of proxies on its behalf to be voted at the annual meeting of stockholders. The meeting will be held on Wednesday, May 30, 2018, beginning at 8:00 a.m. MDT, at our corporate headquarters, located at 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111. The proxies may be voted at any time and date to which the annual meeting may be properly adjourned or postponed.

PROPOSAL 1
ELECTION OF DIRECTORS

General

              As of the date of this proxy statement, our board of directors consists of eight directors, all of whom are independent except our CEO. Therefore, currently, 87.5% of our board is independent. Following the annual meeting, if all director nominees are elected, all directors will be independent except our CEO. Mr. Lloyd Hill retired and concluded his board service on May 18, 2017, the date of the 2017 annual meeting of stockholders, and Mr. Robert B. Aiken resigned from the board effective June 23, 2017. Following Mr. Hill's retirement and Mr. Aiken's resignation, the size of the board was reduced from ten directors to eight directors during fiscal 2017. Mr. Richard Howell will retire and conclude his board service upon the conclusion of the annual meeting. A new independent director nominee, Mr. Aylwin B. Lewis, has been nominated for election. Mr. Lewis was identified as a potential director candidate by the nominating and governance committee. The board may decide at a later time to add one or more directors who possess skills and experience that may be beneficial to our board and the Company. All of our directors are elected on an annual basis for a one-year term.

              The directors elected at this annual meeting will serve in office until our 2019 annual meeting of stockholders or until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations, or retirements. Each nominee has consented to serve if elected and we expect each of them will be able to serve if elected. If any nominee should become unavailable to serve as a director, our board of directors can name a substitute nominee, and the persons named as proxies in the proxy card, or their nominees or substitutes, will vote your shares for such substitute nominee unless an instruction to the contrary is written on your proxy card.

Selecting Nominees for Director

              Our board has delegated to the nominating and governance committee the responsibility for reviewing and recommending nominees for director. The board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the committee.

              In evaluating a director candidate, the nominating and governance committee considers the candidate's independence, character, corporate governance skills and abilities, business experience, industry specific experience, training and education, commitment to performing the duties of a director, and other skills, abilities, or attributes that fill specific needs of the board or its committees. While there is no policy for consideration of diversity in identifying director nominees, the nominating and governance committee considers diversity in business experience, professional expertise, gender, and ethnic background, along with various other factors when evaluating director nominees. The nominating and governance committee will use the same criteria in evaluating candidates suggested by stockholders.

              The nominating and governance committee is authorized under its charter to retain, at our expense, outside search firms and any other professional advisors it deems appropriate to assist in identifying or evaluating potential nominees for director.

Directors and Nominees

              Below, you can find the principal occupation and other information about each of the director nominees standing for election at the annual meeting. Information related to each director nominee's key attributes, experience, and skills, as well as their recent public company board service is included with each director's biographical information.

Cambria W. Dunaway, 55

Director Since: June 2014
Current Committees:
■    Nominating and Governance (Chair)
 ■    Compensation
Other Public Company Board Service:
Planet Fitness Inc. (2017-present)
Recent Past Public Company Board Service:
Nordstrom FSB (2014-2017)
Marketo (2015-2016)
Brunswick Corporation (2006-2014)
Other Board Service:
Go Health (2017-present)	Ms. Dunaway served as the U.S. President and Global Chief Marketing Officer of KidZania, an international location-based entertainment concept focused on children's role-playing activities, from October 2010 to December 2014 and remains as an advisor to the company on an on-going basis. From October 2007 to October 2010, Ms. Dunaway served as Executive Vice President for Nintendo, with oversight of all sales and marketing activities for the company in the United States, Canada, and Latin America. Before joining Nintendo, Ms. Dunaway was Chief Marketing Officer for Yahoo! from June 2003 to November 2007. Prior to joining Yahoo!, Ms. Dunaway was at Frito-Lay for 13 years in various leadership roles in sales and marketing, including serving as the company's Chief Customer Officer and as Vice President of Kids and Teens brands. Ms. Dunaway holds a Bachelor of Science degree in business administration from the University of Richmond and an M.B.A. from Harvard Business School.

Ms. Dunaway brings to the board of directors, among her other skills and qualifications, more than 20 years of experience as a senior marketing and general management executive, launching and growing consumer businesses in entertainment, media, consumer electronics, and package goods. She brings experience in the areas of marketing strategy, communications, data analytics, loyalty, digital transformation, and governance. In light of the foregoing, our board of directors has concluded that Ms. Dunaway should continue as a member of our board.

Kalen F. Holmes, 51

Director Since: August 2016
Current Committees:
 ■    Compensation (Chair)
 ■    Nominating and Governance
Other Public Company Board Service:
Zumiez Inc. (December 2014-present)
Other Board Service:
OneMedical Group (2017-present)
YWCA King and Snohomish counties (2009-present)
Pacific Northwest Ballet, Governing Board of Trustees (2013-present)
Recent Past Public Company Board Service:
None	Ms. Holmes served as an Executive Vice President of Partner Resources (Human Resources) at Starbucks Corporation from November 2009 until her retirement in February 2013. Prior to her employment with Starbucks, Ms. Holmes held a variety of leadership roles with HR responsibility for Microsoft Corporation from September 2003 through November 2009. Prior to joining Microsoft, Ms. Holmes served in a variety of industries, including high-tech, energy, pharmaceuticals, and global consumer sales. Ms. Holmes serves on the board of directors of Zumiez Inc., a publicly traded, Nasdaq-listed company. She also serves on the Board of Directors for the YWCA King and Snohomish counties and on the Board of Trustees for the Pacific Northwest Ballet. Ms. Holmes holds a Bachelor of Arts in Psychology from the University of Texas and a Master of Arts and a Ph.D. in Industrial/Organization Psychology from the University of Houston.

Ms. Holmes brings to the board of directors, among her other skills and qualifications, more than 20 years of experience as a senior human resource executive, management of executive and compensation programs, and management across multiple industries including retail, technology, and consumer products. In light of the foregoing, our board of directors has concluded that Ms. Holmes should continue as a member of our board.

Glenn B. Kaufman, 50

Director Since: August 2010
Current Committee:
■    Compensation
Other Public Company Board Service:
None
Other Board Service:
KEH Holdings, LLC (2012-present)
Trading Company Holdings LLC (2014-present)
KPS Global LLC (2015-present)
Recent Past Public Company Board Service:
None	Mr. Kaufman has been a Managing Member of the D Cubed Group, a private-market investment firm, since January 2011. At D Cubed group, in addition to leading the firm and its investment committee, Mr. Kaufman Chairs the Boards of KEH Holdings, Trading Company Holdings and KPS Global. Prior to forming D Cubed, he consulted to boards and senior executives of operating businesses as well as to private investment firms from January 2009 to December 2010. Previously, he spent 11 years at American Securities Capital Partners, where he was a Managing Director. During his tenure at American Securities, Mr. Kaufman spearheaded the firm's investing in the restaurant, food service and franchising, and healthcare sectors. He served as Chairman or a Director of Potbelly Sandwich Works, El Pollo Loco, Press Ganey Associates, Anthony International, and DRL Holdings. He spent four years as an attorney with Cravath, Swaine & Moore and worked previously in the small business consulting group of Price Waterhouse. Mr. Kaufman holds a Bachelor of Science in Economics from the Wharton School of Business of the University of Pennsylvania and a law degree from Harvard University.

Mr. Kaufman brings to the board of directors, among his other skills and qualifications, valuable strategic, finance, budgeting, and executive leadership experience, as well as an extensive understanding of restaurant operations, direct/omni-channel marketing, and franchising. He has approximately 20 years of experience as an active, engaged, private market investor. Mr. Kaufman has extensive restaurant, food service, franchising, healthcare, and retail expertise as a result of his investing and business activities at both the D Cubed Group and American Securities Capital Partners. In addition, Mr. Kaufman also has legal and business consulting expertise. In light of the foregoing, our board of directors has concluded that Mr. Kaufman should continue as a member of our board.

Aylwin B. Lewis, 63

Director nominee

Anticipated Committees:
 ■    Audit
 ■    Compensation

Other Public Company Board Service:
The Walt Disney Company (2004-present)
Marriott International, Inc. (2016-present)
Recent Past Public Company Board Service:
Potbelly Corporation (2008-2017)
Starwood Hotels & Resorts Worldwide (2013-2016)
Sears Holding Corp. (2005-2008)
Kmart Holding Corporation (2004-2008)	Mr. Lewis is retired and served as Chairman, Chief Executive Officer and President of Potbelly Corporation from 2011 to 2017, and as President and Chief Executive Officer from 2008 to 2017. Prior to that, Mr. Lewis was President and Chief Executive Officer of Sears Holdings Corporation, a nationwide retailer, from 2005 to 2008. Prior to being named Chief Executive Officer of Sears, Mr. Lewis was President of Sears Holdings and Chief Executive Officer of Kmart and Sears Retail following Sears' acquisition of Kmart Holding Corporation in 2005. Prior to that acquisition, Mr. Lewis had been President and Chief Executive Officer of Kmart since 2004. Prior to that, Mr. Lewis held a variety of executive leadership positions at YUM! Brands, Inc., a franchisor and licensor of quick service restaurants from 2000 until 2004. Mr. Lewis holds a Bachelor of Arts in English Literature and a Bachelor of Science in Hotel and Restaurant Management from the University of Houston and an MBA from the University of Houston. He also received a master's degree from Houston Baptist University.

Mr. Lewis brings to the board of directors, among his other skills and qualifications, significant executive and team leadership skills in, and management and leadership of, complex worldwide retail and service businesses, branding, marketing, and financial skills, and business strategy and tactical skills. He has approximately 40 years of experience in the restaurant and retail industries, including over 12 years as CEO. At Yum! Brands, Mr. Lewis was responsible for marketing and branding of consumer-facing products and services in the quick-serve food industry, and at Kmart and Sears he was responsible for all aspects of complex, worldwide businesses offering consumer products. At Potbelly Corporation, Mr. Lewis's responsibilities included developing and implementing the company's growth strategy. In light of the foregoing, our board of directors has concluded that Mr. Lewis should be elected as a member of our board.

Steven K. Lumpkin, 63

Director Since: August 2016
Current Committee:
 ■    Audit (Anticipated Chair following annual meeting)

Other Public Company Board Service:
None
Other Board Service:
Hodgon Powder Company (2015-present)
Trading Company Holdings, LLC (2015-present)
Trabon Companies (2013-present)
Fiorella Jack's Stack Restaurant Group (2009-present)
Recent Past Public Company Board Service:
Applebee's International, Inc. (2004-2007)	Mr. Lumpkin currently serves as Principal of Rolling Hills Capital Partners, a consulting firm. Mr. Lumpkin previously served as Executive Vice President, Chief Financial Officer, and a director of Applebee's International, Inc., where he held various executive positions from 1995 until his retirement in 2007. Prior to joining Applebee's, he was Executive Vice President and director at Kimberly Quality Care Inc. Mr. Lumpkin is a CPA, with a bachelor's in accounting from the University of Missouri - Columbia.
Mr. Lumpkin brings to the board of directors, among his other skills and qualifications, extensive experience in the restaurant industry and an accounting and finance background. In light of the foregoing, our board of directors has concluded that Mr. Lumpkin should continue as a member of our board.

Pattye L. Moore, 60

Director Since: August 2007 (Board Chair since February 2010)
Current Committees:
■    Audit
 ■    Nominating and Governance
Other Public Company Board Service:
ONEOK (2002-present)
ONEGAS, Inc. (2014-present)
Other Board Service:
Quicktrip Corporation (2005-present)
Recent Past Public Company Board Service:
Giant Impact (2008-2013)
Sonic Corp. (2000-2006)	Ms. Moore is a business strategy consultant and the author of Confessions from the Corner Office, a book on leadership instincts. Ms. Moore was on the board of directors for Sonic Corp. from 2000 through January 2006 and was the President of Sonic from January 2002 to November 2004. She held numerous senior management positions during her 12 years at Sonic, including Executive Vice President, Senior Vice President—Marketing and Brand Development and Vice President—Marketing. Prior to joining Sonic Corp., she served as a senior executive and account supervisor on the Sonic account at the advertising agency Advertising, Inc. Ms. Moore is an author, speaker, and consultant for multi-unit retail and restaurant companies.

Ms. Moore brings to the board of directors, among her other skills and qualifications, significant executive leadership, management, marketing, business strategy, brand and concept development, and public relations experience as well as deep knowledge of the restaurant industry. During her tenure at Sonic, the company grew from $900 million in system-wide sales with 1,100 units to over $3 billion in system-wide sales and 3,000 units. Ms. Moore was named to the 2017 National Association of Corporate Directors (NACD) Directorship 100 and is an NACD Board Leadership Fellow. Ms. Moore's directorships at other companies also provide her with extensive corporate governance experience. In light of the foregoing, our board of directors has concluded that Ms. Moore should continue as a member of our board.

Stuart I. Oran, 67
Director Since: March 2010
Current Committee:
■    Audit
Other Public Company Board Service:
FCB Financial Holdings, Inc. (2010-Present)
OHA Investment Corporation (2014-present)
Other Board Service:
Accurus Aerospace Corporation (2015-present)
AIM Aerospace Corporation (2016-Present)
Children's Cancer & Blood Foundation (2017-Present)
Dunlop Aircraft Tyres (2017-present)
Recent Past Public Company Board Service:
Spirit Airlines (2004-2015)
Deerfield Capital Corp. (2008-2010)
Hughes Telematics (f/k/a Polaris Acquisition Corp.) (2007-2009)
Wendy's International, Inc. (2005-2008)	Since 2011, Mr. Oran has been a partner at Liberty Hall Capital Partners, a private equity firm focused on the aerospace and defense sectors. Mr. Oran is also the co-founder of FCB Financial Holdings, Inc., a bank holding company formed to acquire failed banks in FDIC-assisted transactions. Mr. Oran founded Roxbury Capital Group LLC in 2002 and was its managing member until December 2011. From 1994 to 2002, Mr. Oran held a number of senior executive positions at UAL Corporation and its operating subsidiary, United Airlines, Inc., including Executive Vice President—Corporate Affairs (responsible for United's legal, public, governmental and regulatory affairs, and all of United's properties and facilities), Senior Vice President—International (P&L responsibility for United's international division comprised of its operations and employees (approximately 12,000) in 27 countries), and President and Chief Executive Officer of Avolar, United's aviation line of business. During that period, Mr. Oran also served as a director of United Air Lines (the operating subsidiary) and several of its subsidiaries, and on the Management Committee, Risk Management Committee, and Alternative Asset Investment Committee of UAL. Prior to joining UAL and United, Mr. Oran was a corporate partner at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

Mr. Oran brings to the board of directors, among his other skills and qualifications, valuable business, leadership, management, and strategic planning experience which he gained during his employment with UAL Corporation, as a private equity investor at Liberty Hall Capital Partners and as a board member of Wendy's International, Inc. He also brings significant knowledge of the restaurant industry from his board service at Wendy's. In addition, Mr. Oran has experience serving as a director of a number of other large public companies which provided him with extensive corporate governance experience. In light of the foregoing, our board of directors has concluded that Mr. Oran should continue as a member of our board.

Denny Marie Post, 60
Director Since: August 2016
Other Public Company Board Service:
None
Other Board Service:
Women's Food Service Forum (2015-present)
Nurse-Family Partnership (2017-present)
Blue Dog Bakery (2017-present)
Recent Past Public Company Board Service:
None	Ms. Post has served as Chief Executive Officer of the Company since August 2016 and as President since February 2016. Prior to that, Ms. Post served as Executive Vice President and Chief Concept Officer of the Company since March 2015. Ms. Post joined the Company in August 2011 as Senior Vice President and Chief Marketing Officer. Before joining the Company, Ms. Post was the Managing Member of mm&i Consulting LLC, a marketing consulting firm, from June 2010 to July 2011. She served as Senior Vice President, Chief Marketing Officer of T-Mobile USA from July 2008 to May 2010, as Senior Vice President, Global Beverage, Food, and Quality at Starbucks Corporation from February 2007 to June 2008, as Senior Vice President, Chief Concept Officer of Burger King Corp. from April 2004 to January 2007, and prior to that, in various marketing executive roles at YUM! Brands, Inc.

Ms. Post brings to the board of directors, among her other skills and qualifications, restaurant industry experience and valuable executive leadership, including in the areas of marketing and brand management. In light of the foregoing, our board of directors has concluded that Ms. Post should continue as a member of our board.

Vote Required

              Proposal No. 1 requires the approval of a majority of the votes cast for each director.

Board Recommendation

              Our board of directors recommends that you vote FOR the election of each of the nominees for director.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Principles

              The board of directors seeks to ensure that good governance and responsible business practices are part of our culture and values. To ensure that we achieve this goal, the board of directors has previously established corporate governance guidelines it follows with respect to corporate governance matters, which are available on the investor relations section of our website at www.redrobin.com. The board of directors reviews the governance guidelines annually to ensure that they are timely, effective, and supportive of the board's oversight and other responsibilities.

Executive Development and Management Succession

              Executive development and succession is an important responsibility of the board of directors. Under the Company's corporate governance guidelines, the board maintains an ongoing policy and plan for the development and succession of the CEO and other senior officers. The board has delegated some of this responsibility to the nominating and governance committee. As provided in our corporate governance guidelines, the succession policy and plan has a multi-year focus that encompasses, among other things, the following attributes:

  •
  criteria that reflect the Company's ongoing business strategies;
  •
  identification and development of potential internal candidates;
  •
  formal assessment processes to evaluate such potential internal candidates and their development; and
  •
  an emergency succession component to address the unforeseen loss of the CEO or other key executives through death, disability, or other similar emergency.

              The nominating and governance committee and the board work closely with management to ensure that development and succession are anticipated, planned for, and addressed in a timely manner. Under the guidance of the committee, Ms. Post and each of the executive officers conduct annual succession planning activities. This process includes annual performance reviews, evaluations, and development plans of the CEO and executive officers, who also conduct evaluations and development of their direct reports.

              Ms. Post regularly meets with the full board on her performance, and her annual performance evaluation is conducted under the oversight of the compensation committee. Ms. Post conducts annual and interim performance and development evaluations of the other senior executives and reviews these evaluations with the compensation committee or full board.

              At least annually, and when otherwise necessary, the nominating and governance committee reviews, makes recommendations for, and reports to the board on programs that have been implemented by management for executive and leadership team development and succession planning.

Stockholder Engagement

              The board and management believe that the Company's relationships with our stockholders and other stakeholders are an important part of our corporate governance responsibility, and recognize the value of continuing communications. Among other things, engagement with our stockholders helps us to:

  •
  understand and consider the issues that matter most to our stockholders;
  •
  share and discuss our strategy and objectives; and

  •
  assess stockholder feedback and any emerging issues related to our governance practices, business, operations, or compensation.

              This approach has resulted in our receiving essential input and additional perspectives from our stockholders. We regularly engage with our stockholders through attendance at investor conferences, issuance of press releases and quarterly conference calls, other stockholder communications, and individual meetings throughout the year. We spoke to holders of more than 68% of our outstanding shares since the last annual meeting to discuss our business and solicit feedback.

              We also recognize the connection between good corporate governance and our ability to create and sustain value for our stockholders. In response to evolving governance practices, regulatory changes, and concerns of our stockholders, the Company has made a number of changes to our corporate governance practices over the past several years.

              Highlights of our governance program include:

  ✓
  Fully declassified board of directors
  ✓
  Independent chair of the board of directors
  ✓
  All director nominees are independent other than our CEO
  ✓
  All current committee members are independent
  ✓
  Board members have diverse backgrounds, expertise, and skills
  ✓
  Robust board, committee, and director self-evaluation process completed annually instead of age or term limits
  ✓
  The board of directors and each committee regularly meet in executive session without members of management
  ✓
  Frequent engagement by management with institutional investors
  ✓
  Majority voting standard for uncontested director elections
  ✓
  Annual review of our succession plan and talent development plan
  ✓
  Directors receive regular governance updates to stay well-informed and evaluate governance trends
  ✓
  Limits on outside board service
  ✓
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors
  ✓
  Directors regularly engage in in-boardroom and outside director education
  ✓
  No poison pill in place

Board Leadership Structure

              The board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure so as to provide independent oversight of management. Accordingly, at this time, we believe it is appropriate for our board to maintain the separation of the roles of board chair and chief executive officer. Pattye L. Moore currently serves as chair of the board due to, among other things, her prior experience on public company boards of directors, as well as her extensive leadership experience within the restaurant industry.

              We believe that having a non-executive, independent board chair is in the best interests of the Company and our stockholders at this time. The separation of the roles of board chair and chief executive officer allows Ms. Post to focus on managing the Company's business and operations, and allows Ms. Moore to focus on board matters, especially in light of the high level of regulation and scrutiny of public company boards. Further, we believe that the separation of these roles ensures the independence of the board in its oversight role of evaluating and assessing the chief executive officer and management generally.

Role in Risk Oversight

              Our executive officers have the primary responsibility for enterprise risk management within our Company. Our board actively oversees the Company's risk management and regularly engages in discussions of the most significant risks that the Company faces and how these risks are being managed. The board receives regular reports on enterprise risk areas from senior officers of the Company, including the areas of food safety and data security. The board delegates certain risk oversight functions to the audit committee. Under its charter, the audit committee is responsible for oversight of the enterprise risk assessment and management process framework and ensures that the board or a designated committee is monitoring the identification, assessment, and mitigation of all significant enterprise risks. The audit committee oversees policies and guidelines that govern the process by which major financial and accounting risk assessment and management may be undertaken by the Company. The audit committee also oversees our corporate compliance programs and the internal audit function. In addition, the other board committees receive reports and evaluate risks related to their areas of focus. The committees regularly report to the full board on the assessment and management of these risks. The board believes that the work undertaken by the audit committee, together with the work of the other committees, the full board, and the senior officers of the Company, enables the board to effectively oversee the Company's risk management.

Board Membership and Director Independence

              Our board of directors has determined that each of our directors, except our CEO, Ms. Post, qualifies as an independent director under the rules promulgated by the U.S. Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market® ("Nasdaq") listing standards. Therefore, 87.5% of our directors and director nominees are independent. Pursuant to these rules, only independent directors may serve on the board's audit committee, compensation committee, and nominating and governance committee. Currently, all members of each of these committees are independent in accordance with SEC rules and Nasdaq listing standards. There are no family relationships among any of our executive officers, directors, or nominees for directors.

Director Attendance

              The board of directors held ten meetings in 2017, including eight in-person meetings. Each of our current directors attended at least 75% of the aggregate total of meetings of the board of directors and committees during their period of service in 2017. The non-management directors of the Company meet at least quarterly throughout the year and as necessary or appropriate in executive sessions at which members of management are not present.

              The board of directors strongly encourages each of the directors to attend the annual meeting of stockholders. All of our directors serving at the time attended our 2017 annual meeting.

Committees of the Board of Directors

              Our board of directors currently has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. Each of our standing committees generally meets at least once each quarter. In addition, other regular and special meetings are scheduled as necessary and appropriate depending on the responsibilities of the particular committee. Each committee regularly meets in executive session without management present.

              Each board committee operates pursuant to a written charter. The charter for each committee is available on the corporate governance section of the investor relations tab of our website at

www.redrobin.com. The committee charters are reviewed at least annually by the respective committee to revise and update the committee duties and responsibilities as necessary.

Name of Committee and Principal Functions	Current Members and Number of Meetings in 2017
Audit Committee • Oversees our financial reporting activities, including our annual report and the accounting standards and principles followed. • Reviews earnings releases and annual and quarterly reports, including use of any non-GAAP disclosures. • Oversees the disclosure process, including understanding and monitoring of the Company's disclosure committee. • Selects and retains the independent auditor. • Participates in the process to rotate and select the lead audit partner at least every five years. • Reviews the scope and results of the audit to be conducted by the independent auditor. • Evaluates performance and monitors independence, commitment to objectivity, and skepticism of selected independent auditor. • Approves the budget for fees to be paid to the independent auditor for audit services and non-audit services; evaluates fees for reasonableness and fairness based on benchmarking. • Oversees the Company's internal audit function, scope and plan, and the Company's disclosure and internal controls. • Oversees the Company's legal, ethical, and regulatory compliance. • Provides oversight of the Company's enterprise risk management. • Regularly meets with independent auditor in executive session. • Participates in the evaluation of independent auditor and lead audit partner.	***Committee Members:*** Richard J. Howell Steven K. Lumpkin Pattye L. Moore Stuart I. Oran ——— Chairperson Determined by the board to be an Audit Committee Financial Expert as defined under SEC rules ***Number of Meetings in 2017:*** The audit committee held nine meetings in 2017, of which four were in-person meetings.
Compensation Committee • Develops and performs an annual performance evaluation of our chief executive officer. • Recommends chief executive officer compensation to the board of directors. • Approves salary, short-term, and long-term incentive compensation programs for all executive officers. • Reviews and adopts employee benefit plans. • Reviews and approves compensation for directors. • May engage, at our expense, compensation consulting firms or other professional advisors to assist in discharging its responsibilities, as necessary.	***Committee Members:*** Kalen F. Holmes Cambria W. Dunaway Richard J. Howell Glenn B. Kaufman ——— Chairperson ***Number of Meetings in 2017:*** The compensation committee held nine meetings in 2017, of which five were in-person meetings.
Nominating and Governance Committee • Identifies, evaluates, and recommends to the board of directors candidates for appointment or election to the board. • Determines whether to recommend to the board to include the nomination of incumbent directors in the proxy statement. • Considers candidates to fill any vacancies that may occur. • At least once a year, considers whether the number of directors is appropriate for the Company's needs and recommends to the board any changes in the number of directors. • Develops and oversees the Company's corporate governance guidelines. • Reviews the performance of the board and its committees.	***Committee Members:*** Cambria W. Dunaway Kalen F. Holmes Pattye L. Moore ——— Chairperson ***Number of Meetings in 2017:*** The nominating and governance committee held four meetings in 2017, two of which were in-person meetings.

              In 2017, we also had a finance committee that provided principal oversight of, and made recommendations to the board and management on, the Company's financial plan and strategies,

budget and long range plan, capital allocation, financial and analytic aspects of operations, the Company's financial policies and goals, and material transactions involving capital structure. The duties of the finance committee have been absorbed by the other committees and the full board to streamline board actions. The members of the finance committee in 2017 were Glenn B. Kaufman (Chair), Steven K. Lumpkin, and Stuart I. Oran. The finance committee held eight telephonic meetings in 2017.

              Mr. Howell will conclude his board and committee service upon the conclusion of the annual meeting. It is anticipated that Mr. Lewis will join the audit and compensation committees upon his election to the board and Mr. Lumpkin will assume the duties of chair of the audit committee.

Limits on Outside Board Service

              As provided in our corporate governance guidelines, without specific approval from our board, no director of the Company may serve on more than four public company boards (including the Company's board) and no member of the audit committee may serve on more than three public company audit committees (including the Company's audit committee). Any audit committee member's service on more than three public company audit committees will be subject to the board's determination that the member is able to effectively serve on the Company's audit committee.

Stockholder Submission of Director Nominees

              A stockholder may submit the name of a director candidate for consideration by the nominating and governance committee by writing to: Nominating and Governance Committee, Red Robin Gourmet Burgers, Inc., 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111.

              The stockholder must submit the following information in support of the candidate: (a) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Company, and (iv) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting shares to elect such nominee or nominees.

Communications with our Board of Directors

              You may communicate with any director, the entire board of directors, the independent directors, or any committee by sending a letter to the director, the board of directors, or the committee addressed to: Board of Directors, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village,

CO 80111, or by sending an e-mail to: Board@redrobin.com. The Company's chief legal officer will review all communications, categorize them, and forward them to the appropriate board member(s). Messages pertaining to administrative matters, ordinary business matters, personal grievances, and similar issues will be forwarded to the appropriate member of management.

              With respect to issues arising under the Company's Code of Ethics, you may also communicate directly with the chair of the audit committee, vice president of internal audit, or the compliance officer in the manner provided in the Company's Problem Resolution and Whistleblower Policy and Reporting Procedures. Both the Code of Ethics and the Problem Resolution and Whistleblower Policy and Reporting Procedures may be found on the corporate governance section of the investor relations tab of our website at: www.redrobin.com.

Certain Relationships and Related Transactions

Transactions with Related Persons

              For 2017, we had no material related party transactions which were required to be disclosed in accordance with SEC regulations.

Review, Approval, or Ratification of Transactions with Related Persons

              The board of directors recognizes that transactions between the Company and certain related persons present a heightened risk of conflicts of interest. To ensure that the Company acts in the best interest of our stockholders, the board has delegated the review and approval of related party transactions to the audit committee. Pursuant to our Code of Ethics and the audit committee charter, any related party transaction required to be disclosed in accordance with applicable SEC regulations must be reviewed and approved by the audit committee. In reviewing a proposed transaction, the audit committee must:

  •
  satisfy itself that it has been fully informed as to the related party's relationship and interest, and as to the material facts of the proposed transaction, and
  •
  consider all the relevant facts and circumstances available to the committee.

              After its review, the audit committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and our stockholders.

Compensation Committee Interlocks and Insider Participation

              During the last completed fiscal year, Robert B. Aiken, Cambria W. Dunaway, Kalen F. Holmes, Richard J. Howell, and Glenn B. Kaufman each served as members of the Company's compensation committee for all or a portion of such period. None of the members of the compensation committee is, or at any time was has been, an officer or employee of the Company. None of our current executive officers serves as a director of another entity that has an executive officer who serves on our Board.

Director Compensation

              The compensation of our directors was determined by the compensation committee after reviewing market data and analyses from its independent compensation consultant. Set forth below are the elements of our director compensation for 2017.

Annual Retainer	Each non-employee director of the Company received an annual retainer of $70,000, payable in substantially equal quarterly installments. In addition, the following amounts were paid to the chair of the board and each board committee chair in substantially equal quarterly installments:
	Chair of the board	$85,000
	Chair of audit committee	$15,000
	Chair of compensation committee	$12,500
	Chair of nominating and governance committee	$7,500
	Chair of finance committee	$10,000

Equity Awards	Upon initial appointment or election to the board of directors, each non-employee director generally receives a non-qualified stock option grant covering 5,000 shares. Each initial grant of 5,000 stock options vests and becomes exercisable in equal monthly installments over the 24-month period following the date of grant. In addition, at the discretion of the board of directors, each non-employee director is eligible to receive annual grants of stock options, restricted stock, or restricted stock units. In 2017, each non-employee director received an annual grant of restricted stock units with a grant date value of approximately $110,000 and a vesting term of one year. The one-year vesting term is consistent with the Company's declassification of its board of directors with annual elections for one-year terms in accordance with governance best practices.

2017 Director Compensation

              The following table sets forth a summary of the compensation earned by our non-employee directors in fiscal 2017.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Current Directors
Cambria W. Dunaway	77,500	-	109,992	-	187,492
Kalen F. Holmes	84,255	-	109,992	-	194,247
Richard J. Howell	85,000	-	109,992	-	194,992
Glenn B. Kaufman	80,000	-	109,992	-	189,992
Steven K. Lumpkin	70,000	-	109,992	-	179,992
Pattye L. Moore	155,000	-	109,992	-	264,992
Stuart I. Oran	70,000	-	109,992	-	179,992
Former Directors
Robert B. Aiken(3)	15,745	-	-	-	15,745
Lloyd Hill(4)	8,966	-	-	-	8,966

(1)
Each director was awarded 1,547 restricted stock units in May 2017. The fair value of such restricted stock units was computed in accordance with the guidance for accounting for stock compensation at $71.10 per share for all directors. All such restricted stock units are subject to vesting in full on the first anniversary of the date of grant, unless earlier vested per the terms of the award agreement or the Company's 2017 Performance Incentive Plan (the "2017 Plan").
(2)
The aggregate amount of all other compensation paid to each director in fiscal year 2017 did not exceed $2,500 per director.
(3)
Mr. Aiken resigned from the Board effective as of June 23, 2017. The compensation was for a partial year's service on the board. Although Mr. Aiken received an award of 1,547 restricted stock units in May 2017, similar to the other non-employee directors, such award did not vest and was therefore forfeited upon such resignation (see footnote (1) above).
(4)
Mr. Hill retired and concluded his board service on May 18, 2017, the date of last year's annual meeting.

              As of the end of the fiscal year 2017, the aggregate number of options and restricted stock units outstanding for each non-employee director is set forth below. Options are considered outstanding until exercised and restricted stock units are considered outstanding until vested and paid.

Director	Options	Restricted Stock Units
Cambria W. Dunaway	5,000	1,547
Kalen F. Holmes	5,000	1,547
Richard J. Howell	2,000	1,547
Glenn B. Kaufman	0	1,547
Steven K. Lumpkin	5,000	1,547
Pattye L. Moore	1,500	1,547
Stuart I. Oran	5,000	1,547

Director Stock Ownership Guidelines

              The compensation committee has had stock ownership guidelines in place for non-employee directors since March 2009 (see "Compensation Discussion and Analysis—Executive Compensation Policies and Guidelines – Executive Stock Ownership Guidelines" for discussion of the ownership guidelines for executive officers). The current ownership guidelines require non-employee directors to own Company securities with a cumulative cost basis of at least five times the director's annual retainer. Based on the current annual retainer for non-employee directors, that dollar amount is $350,000. The value of the director's holdings is based on the cumulative cost basis of securities held, which is calculated using the price of the Company's common stock at the date of acquisition. All forms of equity owned of record or beneficially, including vested in-the-money options, are credited toward the guidelines. New non-employee directors have five years from the time the director joins the board to reach the minimum ownership threshold. Non-employee directors may not sell, transfer, or otherwise dispose of common stock that would decrease such director's cumulative cost basis below the ownership guideline amount. All our directors are currently in compliance or on track to be in compliance with the minimum ownership threshold.

              The following table sets forth the ownership guidelines and the holdings of the non-employee directors as of March 16, 2018, valued at the acquisition dates pursuant to our director stock ownership guidelines:

Director	Ownership Guideline	Current Dollar Value of Guideline	Cumulative Cost Basis
Cambria W. Dunaway	5x Retainer	$350,000(1)	$430,968
Kalen F. Holmes	5x Retainer	$350,000(2)	$235,861
Richard J. Howell	5x Retainer	$350,000	$833,305
Glenn B. Kaufman	5x Retainer	$350,000	$958,910
Steven K. Lumpkin	5x Retainer	$350,000(2)	$235,861
Pattye L. Moore	5x Retainer	$350,000	$937,296
Stuart I. Oran	5x Retainer	$350,000	$606,758
(1)
To be achieved by June 2019.
(2)
To be achieved by August 2021.

Indemnification of Directors

              The Company has entered into agreements to indemnify its directors, executive officers, and certain other key employees. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes that these agreements are necessary in attracting and retaining qualified directors and officers.

 STOCK OWNERSHIP INFORMATION

              Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership for each table is based on 12,971,479 shares of common stock outstanding as of March 16, 2018.

Stock Ownership of Certain Beneficial Owners

              The following table sets forth information regarding beneficial owners of more than 5% of our common stock as of March 16, 2018 (unless otherwise indicated). All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.(1)	2,002,006	15.43%
BlackRock, Inc.(2)	1,612,905	12.43%
Dimensional Fund Advisors LP(3)	1,090,245	8.40%
Daruma Capital Management, LLC(4)	935,933	7.22%
Ameriprise Financial, Inc.(5)	727,500	5.61%
The Vanguard Group(6)	717,903	5.53%

(1)
This information is based on an amendment to Schedule 13G filed with the SEC on February 14, 2018 jointly by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small-Cap Stock Fund, Inc. ("Price Small-Cap Fund"). These securities are owned by various individual and institutional investors, including Price Associates (which was the beneficial owner with sole dispositive power as to an aggregate of 2,002,006 shares and sole voting power as to an aggregate of 450,023 shares) and Price Small-Cap Fund (which was the beneficial owner with sole voting power as to an aggregate of 743,121 shares, which amount such amended Schedule 13G reports is also included in the aggregate amount reported by Price Associates). For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Price Associates' principal business office is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on January 23, 2018. At the time of filing, the reporting person reported being a holding company that has sole voting power over 1,584,393 shares and sole dispositive power over 1,612,905 shares. The filing also reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares and that no one person's interest in the shares is greater than five percent (5%) of the total number of outstanding shares. The address of this reporting person is 55 East 52nd Street, New York, New York 10055.

(3)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP ("Dimensional"). At the time of filing, Dimensional reported being an investment advisor that has sole voting power over

  1,040,691 shares and sole dispositive power over 1,090,245 shares. The filing also reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares and that, to the knowledge of Dimensional, no one person's interest in the shares is greater than five percent (5%) of the total number of outstanding shares. For the purposes of the reporting requirements of the Exchange Act, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional disclaims that it is, in fact, the beneficial owner of such securities. The address for Dimensional's principal business office is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)
This disclosure is based on a Schedule 13G filed with the SEC on February 14, 2018 jointly by Daruma Capital Management, LLC ("Daruma Capital") and Mariko O. Gordon ("Gordon"). At the time of filing, Daruma Capital reported being an investment advisor that has shared voting power over 404,669 shares and shared dispositive power over 935,933 shares, and Gordon reported being an individual and control person that has shared voting power over 404,669 shares and shared dispositive power over 935,933 shares. The filing also reports that the shares are held in the accounts of private investment vehicles and managed accounts advised by Daruma Capital. The address for the reporting parties' principal business office is 626 King Avenue, Bronx, New York 10464.

(5)
This disclosure is based on a Schedule 13G filed with the SEC on February 14, 2018 jointly by Ameriprise Financial, Inc. ("AFI") and Columbia Management Investment Advisers, LLC ("CMIA"). At the time of filing, AFI reported being a holding company that has shared voting power over 697,700 shares and shared dispositive power over 727,500 shares, and CMIA reported being an investment advisor that has shared voting power over 697,700 shares and shared dispositive power over 727,500 shares. The filing also reports that AFI, as the parent company of CMIA, may be deemed to beneficially own the shares reported therein by CMIA. Accordingly, the shares reported therein by AFI include those shares separately reported therein by CMIA. The address for AFI's principal business office is 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474 and the address for CMIA's principal business office is 225 Franklin Street, Boston, Massachusetts 02110.

(6)
This disclosure is based on a Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group ("Vanguard"). At the time of filing, Vanguard reported being an investment advisor that has sole voting power over 24,111 shares, shared voting power over 2,091 shares, sole dispositive power over 692,517 shares and shared dispositive power over 25,386 shares. The address for Vanguard's principal business office is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Stock Ownership of Directors and Management

              The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 16, 2018 by:

  •
  each of our directors and director nominees;
  •
  each named executive officer set forth in the Summary Compensation Table; and

  •
  all directors and executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
Denny Marie Post(2)	61,421	*
Guy J. Constant(3)	13,249	*
Carin L. Stutz(4)	12,102	*
Jonathan A. Muhtar(5)	18,991	*
Michael L. Kaplan(6)	11,837	*
Cambria W. Dunaway(7)	10,006	*
Kalen F. Holmes(8)	6,156	*
Richard J. Howell(9)	17,352	*
Glenn B. Kaufman(10)	21,440	*
Aylwin B. Lewis	—	*
Steven K. Lumpkin(11)	6,156	*
Pattye L. Moore(12)	24,848	*
Stuart I. Oran(13)	11,123	*
Directors and executive officers as a group (13 persons)(14)	214,681	1.64%

*
Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.

(1)
If a stockholder holds options, restricted stock units, or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of March 16, 2018, in accordance with the rules of the SEC, we treat the common stock underlying those securities as owned by that stockholder and as outstanding shares when we calculate the stockholder's percentage ownership of our common stock, and we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)
Consists of 6,661 shares of common stock held directly by Ms. Post and 54,760 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 16, 2018.

(3)
Consists of 8,076 shares of common stock held directly by Mr. Constant and 5,173 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 16, 2018.

(4)
Consists of 1,342 shares of common stock held directly by Ms. Stutz, 4,830 shares held indirectly by Ms. Stutz in a trust of which Ms. Stutz is a trustee and 5,930 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 16, 2018.

(5)
Consists of 2,697 shares of common stock held directly by Mr. Muhtar and 16,294 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 16, 2018.

(6)
Consists of 1,526 shares of common stock held directly by Mr. Kaplan and 10,311 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 16, 2018.

(7)
Consists of 5,006 shares of common stock held directly by Ms. Dunaway and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 16, 2018.

(8)
Consists of 1,781 shares of common stock held directly by Ms. Holmes and 4,375 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 16, 2018.

(9)
Consists of 17,352 shares of common stock held directly by Mr. Howell.

(10)
Consists of 21,440 shares of common stock held directly by Mr. Kaufman.

(11)
Consists of 1,781 shares of common stock held directly by Mr. Lumpkin and 4,375 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 16, 2018.

(12)
Consists of 24,848 shares of common stock held indirectly by an entity owned and managed by Ms. Moore and her husband.

(13)
Consists of 4,123 shares of common stock held directly by Mr. Oran, 2,000 shares of common stock held indirectly by Mr. Oran in two trusts of which Mr. Oran is co-trustee, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 16, 2018.

(14)
Includes 111,218 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 16, 2018.

Equity Compensation Plan Information

              We maintain three equity-based compensation plans—the Second Amended and Restated 2007 Performance Incentive Plan (the "2007 Plan"), the 2017 Performance Incentive Plan (the "2017 Plan") and the Amended and Restated Employee Stock Purchase Plan (the "ESPP"). Our stockholders have approved each of these plans.

              The following table sets forth our equity compensation plans in the aggregate, the number of shares of our common stock subject to outstanding options and rights under these plans, the weighted average exercise price of outstanding options, and the number of shares remaining available for future award grants under these plans as of December 31, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2007 Plan	468,657	$54.60	-
2017 Plan (1)	3,591	–	663,688
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	472,248	$54.60	663,688(2)

              (1)  Shares reported in column (a) under the 2017 plan include shares underlying performance share units (PSUs) awarded to our chief executive office and chief financial officer in 2017. The PSU awards cliff-vest at the end of a three-year performance cycle, generally subject to executive's continued employment through the applicable vesting date, with the number of PSUs determined based on achievement of performance goals as approved by the compensation committee. Column (b) does not take such shares into account.

              (2)  Of the aggregate number of shares that remained available for future issuance as of December 31, 2017, 92,393 shares were available for issuance under the ESPP and 571,295 shares were available for issuance under the 2017 Plan. No new awards will be granted under the 2007 Plan.

 COMPENSATION DISCUSSION AND ANALYSIS

              In this Compensation Discussion and Analysis, we provide an analysis and explanation of our executive compensation program and the compensation derived from this program by our executive officers, including our "named executive officers." For 2017, our named executive officers were:

  •
  Denny Marie Post, President and Chief Executive Officer
  •
  Guy J. Constant, Executive Vice President and Chief Financial Officer
  •
  Jonathan A. Muhtar, Executive Vice President and Chief Concept Officer(1)
  •
  Carin L. Stutz, Executive Vice President and Chief Operating Officer
  •
  Michael L. Kaplan, Senior Vice President and Chief Legal Officer

  (1)
  Mr. Muhtar served as Senior Vice President and Chief Marketing Officer of the Company during 2017. He was promoted to Executive Vice President and Chief Concept Officer of the Company, effective January 1, 2018.

Overview

              Red Robin Gourmet Burgers, Inc., together with its subsidiaries, primarily develops, operates, and franchises full-service restaurants in North America and focuses on serving an imaginative selection of high quality gourmet burgers in a fun environment welcoming to guests of all ages. Red Robin's goal is to differentiate itself from typical casual dining establishments based on quality, service, and value. To differentiate on quality, we offer a large and varied selection of highly craveable and customizable burgers. To differentiate on service, our goal is to be highly attentive to guests of all ages, serving food and beverages quickly so they can spend more time enjoying their food and less time waiting. We also strive to deliver tremendous value by providing delicious food at a range of price points, accompanied with our bottomless steak fries and other sides with every meal. Red Robin guests give us credit for these key points of differentiation and we seek to build on them every day by living our B.U.R.G.E.R. values: Bottomless Fun, Unwavering Integrity, Relentless Focus on Improvement, Genuine Spirit of Service, Extraordinary People, and Recognized Burger Authority.

              To ensure the continued success of Red Robin in a rapidly evolving marketplace, we focus on five strategic areas:

  •
  Building Team Member engagement.    We emphasize and support Team Member engagement, retention, and culture that will foster the development of great leaders. Our goal is to enhance clarity with our Team Members by consistently communicating our strategy and ensuring we remain narrowly focused on our strategic initiatives. We continually strive to develop extraordinary people and encourage Team Member performance through appreciation, recognition, and respect. In an effort to continue to develop leadership strength, we are focused on expanding our School of Leadership, executing dynamic succession planning, and innovative recruiting and talent development.

  •
  Regaining operational edge.    Our strategy in regaining operational edge includes delivering consistently great burgers, accurately customized, and served quickly by our caring Team Members whether the guest chooses to dine in the restaurant or off premise. Our goal is to deliver exceptional service to our guests through promoting a "Better for Being Here" environment and we continually strive to enhance our guest's experience with a focus on guests of all ages and their occasions. We respect our guests' need for the "gift of time" and remain committed to improving both speed of service and order accuracy.

  •
  Becoming our guests' go-to for great burgers.    We continue to focus on being our guests' go-to for great burgers by offering craveable burgers and "bottomless" side options at attractive prices wherever and however our guests want. We actively seek to enhance value through a balance of quality, quantity, price, and experience. This includes providing high quality core menu items, as well as delivering value through new products at everyday value prices and abundance through bottomless sides and beverages. We are enhancing loyalty offerings via our Red Robin Royalty™ program to drive Guest traffic. Additionally, we are focused on driving guest preference by offering our products through alternate modes of access. As part of this strategy, we offer online ordering for carry-out, delivery access in limited locations via multiple third-party services, and catering. We are also currently testing self-delivery for potential deployment in future years.

  •
  Rapidly reinventing Red Robin.    Facing rapidly increasing labor costs and changing guest needs, we are also working to transform our existing assets as needed with new service models and to craft entirely new Red Robin prototypes which will enable future unit growth. We are dedicating resources to defining the "Red Robin of the Future."

  •
  Delivering great stockholder value.    We are committed to delivering stockholder value by improving profitability and investing capital wisely. Our goal is to optimize our capital structure, pace development activities, and improve our EBITDA margin through revenue growth and targeted cost savings.

              We believe these strategic initiatives will provide the foundations for scalable and sustainable long-term growth, profitability, and increased stockholder value.

              Our executive compensation program supports this focus through several key objectives:

  •
  Attracting, retaining, and motivating the best possible executive talent who have the experience and leadership skills capable of driving performance and top-line growth in sales;

  •
  Creating value for our stockholders by linking executive compensation to the achievement of measurable corporate objectives and the minimization of unreasonable or excessive risk-taking; and

  •
  Paying for superior results through a program that incentivizes and rewards achievement of both short-term and long-term organizational and functional objectives with a mix of compensation elements that place a significant portion of cash and equity compensation at risk.

2017 EXECUTIVE SUMMARY

              Following is an executive summary of our 2017 executive compensation program:

Compensation Philosophy

  ✓
  Our executive compensation program is designed to pay for performance and link incentives to current and long-term sustained achievement of Company strategic goals. It encourages our executive officers to think and act like owners, because they are owners and as such are compensated in significant part based on the performance of the Company.

Pay Elements

  ✓
  Our 2017 executive compensation program was comprised of three primary elements: base salaries, annual performance-based cash bonus incentive, and long-term incentives that include performance share units (PSUs) or cash awards (depending on position) based on three-year performance cycles and equity awards (stock options and restricted stock units). Financial metrics used for the annual performance-based cash bonus incentive and long-term cash and PSU incentive grants are linked to the Company's strategic business plans.

  ✓
  Approximately 80% of our CEO's and 68% of our named executive officers' target total compensation is made up of either annual cash incentives or long-term incentives.

  ✓
  In 2017, our chief executive officer and chief financial officer compensation shifted to increase the portion of compensation paid in equity and based on performance. These executives received equity grants in the form of PSUs, instead of cash for that portion of the long-term incentive program. This change will be effective for all executive officers beginning in 2018.

Setting Compensation

  ✓
  Executive compensation decisions are made by our independent compensation committee, which is currently comprised solely of independent directors.

  ✓
  When making compensation decisions, our compensation committee receives input from its independent compensation consultant and receives recommendations from our CEO for her direct reports. Our compensation committee also reviews benchmarking data of the compensation paid by a peer group of restaurant companies selected by the compensation committee.

Company Performance in 2017

  ✓
  Our 2017 performance improved year-over-year with total revenues of $1.4 billion in 2017, an increase of 6.5% over 2016, and we achieved some of our expectations and performance goals, including pre-set company EBITDA goals for 2017 for both our annual bonus and long-term incentive programs. We achieved these results while making considerable progress on the critical changes we believe will make Red Robin successful in 2018 and beyond.

  ✓
  Net income increased to $30.0 million in 2017 from $11.7 million in 2016.

  ✓
  Comparable restaurant revenue increased 0.6% (using constant currency rates).

  ✓
  Comparable restaurant guest counts increased 0.4%.

  ✓
  GAAP earnings per diluted share increased to $2.31 in 2017 from $0.87 in 2016.

  ✓
  In our fiscal fourth quarter 2017, we outperformed the casual dining industry on Guest traffic for the sixth consecutive quarter and ended 2017 with positive same store sales. We outperformed the casual dining industry in Guest traffic for the 2017 fiscal year by approximately 310 basis points, making it the sixth consecutive year of outperformance as reported by Black Box Intelligence, a financial benchmarking report for the restaurant industry.

2017 Compensation Highlights

  ✓
  The compensation committee did not make significant structural changes to our executive compensation program for 2017. We believe this is consistent with the wishes of our stockholders, who have expressed overwhelming support (greater than 98% of votes cast) for our executive compensation program at each of our last three annual "say-on-pay" advisory votes.

  ✓
  Based on our total compensation philosophy and peer compensation levels as well as successful individual performance, the compensation committee chose to increase salary levels for certain named executive officers in 2017.

  o
  Ms. Post's salary increased from $700,000 to $750,000.

  o
  Ms. Stutz's salary increased from $400,000 to $475,000.

  o
  Mr. Muhtar's salary increased from $375,000 to $385,000.

  o
  Mr. Kaplan's salary increased from $345,000 to $355,000.

  ✓
  The structure and primary metric of our annual performance-based cash bonus incentive program remained the same in 2017.

  o
  Based on the achievement of pre-set company EBITDA goals for 2017, our named executive officers received a payout of their annual performance-based cash incentive at 72.64% of target (compared to no payout received in 2016).

  ✓
  The structure of our long-term incentive program opportunities remained the same in 2017 for executives other than the CEO and CFO, with 40% of long-term incentives delivered in the form of stock options, 20% delivered in the form of restricted stock units, and 40% delivered in the form of long-term cash incentives. For our CEO and CFO, 40% of the long-term incentives were payable in PSUs instead of long-term cash incentives. Ms. Post received additional PSUs pursuant to her employment agreement related to her promotion to CEO in 2016.

  o
  Certain of our executive officers' long-term incentive targets as a percent of salary were increased based on updated market information and individual performance. Ms. Post's long-term incentive target was increased from 250% to approximately 275%. Ms. Stutz's long-term incentive target was increased from 100% to 150%.

    o
    Because we did not meet threshold performance measures for the three-year EBITDA and ROIC targets for the 2015-2017 long-term incentive cash award, our named executive officers did not receive a payout for that award (compared to payout at 29.75% of target for long-term cash incentives for the 2014-2016 performance period).

Governance Standards and Compensation Best Practices Currently in Effect

  ✓
  Pay for performance focused executive compensation structure, with a significant portion of executive pay "at-risk"

  ✓
  Independent compensation committee setting executive compensation advised by an independent compensation consultant

  ✓
  Annual evaluation of potential risks of our executive compensation program

  ✓
  No excise tax gross ups

  ✓
  Double trigger required for equity vesting upon change in control (other than certain performance awards)

  ✓
  No repricing of underwater options without stockholder approval

  ✓
  Meaningful stock ownership guidelines for executives and board members

  ✓
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors

  ✓
  Clawback policy for the return of certain executive incentive compensation in the event of a financial restatement

  ✓
  Limited number of perquisites offered to our executives

2017 Performance and Impact on Pay

              Under Ms. Post's leadership, the Company continues to pursue improvement in performance designed to drive top-line growth in sales and lay the foundation for scalable and sustainable long-term growth, profitability, and increased stockholder value. Our compensation objectives are designed to link incentives and rewards with current and long-term sustained achievement of these goals.

              Our 2017 performance improved year-over-year and we were able to achieve some of our expectations and performance goals. Based on this performance, our named executive officers met the performance goals necessary to achieve partial payout of the annual cash incentive. The long-term incentive program that covered the last three fiscal years did not pay out because the long-term performance goals were not met.

Executive Compensation Decision-making

              The compensation committee determines target total direct compensation for named executive officers by establishing base salaries and setting annual and long-term incentive compensation targets.

When appropriate, the committee also approves special awards and relatively modest perquisites. When determining target total direct compensation, the committee considers the following:

  •
  Company performance and our pay for performance compensation program design.
  •
  Company strategy and alignment of incentives.
  •
  Benchmarking data for our restaurant peer group for target total direct compensation (base salaries, short-term incentives, and long-term incentives), based on disclosure in peer proxies and other applicable survey data.
  •
  Individual performance and areas of responsibility relative to the market data.
  •
  Compensation relative to other executive officers in the Company.
  •
  Advice from the committee's independent compensation consultant.
  •
  The CEO's recommendations with respect to the compensation of the executives who report directly to her, including the other named executive officers.
  •
  Whether our compensation program encourages unnecessary or excessive risk taking.
  •
  Results of the Company's say-on-pay advisory votes in prior years.
  •
  Management succession planning and retention.

Pay for Performance Alignment

              Our compensation program is designed to pay for performance and link incentives to current and long-term sustained achievement of Company strategic goals. Accordingly, a significant portion of our named executive officers' compensation, excluding base salary, is incentive based, and is comprised of performance-based short-term and long-term awards. Such compensation therefore varies in value and is at-risk of forfeiture or reduced payout if performance goals are not achieved for cash-based incentives, or loss of value if our performance does not drive increases in our stock price. Financial measures such as EBITDA (earnings before interest, taxes, depreciation, and amortization) and ROIC (return on invested capital) used for the annual bonus and cash incentive grants are linked to the Company's strategic business plans that are reviewed and approved by our board of directors. Minimum financial targets must be achieved for any payouts of cash to be made under both the annual bonus and long-term incentive grants. Restricted stock units and stock options vest ratably over four years, the value of which is dependent, in whole or in part, on an increase in the Company's stock price.

              The annual cash incentives and the long-term incentives place a large portion of the executive's pay at risk because such pay will fluctuate or vary in value based upon the level of performance achieved by the Company. Because incentive awards are performance-based, they are at risk of forfeiture or reduced payout if performance goals are not achieved. Moreover, long-term equity awards are at risk of forfeiture if the executive does not remain with the Company until the equity vests and are at risk of reduced realized value based upon Company stock price at the date of exercise.

              2017 Named Executive Officer At-Risk Compensation.    In 2017, "at-risk" or "variable" pay (subject to forfeiture or partial or complete loss of value) comprised 80% of total target compensation for CEO compensation and 68% of total target compensation for the other named executive officers as a group and included short-term and long-term incentives. The charts below reflect the portion of our named executive officers' 2017 total target compensation that is considered at risk or variable.

 CEO

Other Named Executive Officers

Benchmarking

              Restaurant Peer Group. Restaurant peer group companies were selected and approved by the compensation committee upon the recommendation of management and its compensation consultant, Aon Hewitt, and are based on their similarity to us with respect to several criteria, including revenue, size, and scope. Specifically, peers include U.S. public companies within the restaurant industry that have similar revenue and market value. The peer group used for 2017 compensation benchmarking consists of the 20 restaurant companies identified in the chart below. The Company ranked in the 54th percentile for its peer group in sales and 40th percentile in market value based on Aon Hewitt compensation analysis conducted in 2017.

              In 2017, the compensation committee evaluated and updated its peers to the "New Peer Group" identified in the chart below. Bob Evans Farms, Inc. was removed from the Company's peer group because it is no longer a public reporting company. Ignite Restaurant Group, Inc. was also removed due to bankruptcy. Jack in the Box, Inc. was added based on similarities to the Company's peer group revenue and market capitalization criteria. No other changes were made to the Company's peer group in 2017. The New Peer Group will be used for setting 2018 compensation.

2017 Peer Group	New Peer Group
Bob Evans Farms, Inc.	Biglari Holdings, Inc.
Biglari Holdings, Inc.	BJ's Restaurants, Inc.
BJ's Restaurants, Inc.	Brinker International, Inc.
Brinker International, Inc.	Buffalo Wild Wings, Inc.
Buffalo Wild Wings, Inc.	Carrols Restaurant Group, Inc.
Carrols Restaurant Group, Inc.	The Cheesecake Factory, Inc.
The Cheesecake Factory, Inc.	Cracker Barrel Old Country Store, Inc.
Cracker Barrel Old Country Store, Inc.	Denny's Corporation
Denny's Corporation	DineEquity, Inc.
DineEquity, Inc.	Domino's Pizza, Inc.
Domino's Pizza, Inc.	Fiesta Restaurant Group, Inc.
Fiesta Restaurant Group, Inc.	Jack in the Box, Inc.
Ignite Restaurant Group, Inc.	Noodles & Company
Noodles & Company	Papa John's International, Inc.
Papa John's International, Inc.	Ruby Tuesday, Inc.
Ruby Tuesday, Inc.	Ruth's Hospitality Group, Inc.
Ruth's Hospitality Group, Inc.	Sonic Corp.
Sonic Corp.	Texas Roadhouse, Inc.
Texas Roadhouse, Inc.	The Wendy's Company
The Wendy's Company

              2017 Compensation Setting.    The compensation committee uses competitive compensation data from the annual total compensation study of peer and other restaurant companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the compensation committee uses multiple reference points when establishing targeted compensation levels. The committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as company, business unit, and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, and succession planning.

Independent Compensation Consultant

              In 2017, the compensation committee retained Aon Hewitt as its independent compensation consultant. The independent compensation consultant assists with the compensation committee's annual review of our executive compensation program, cash and equity compensation practices, ongoing development of our executive compensation philosophy, and acts as an advisor to the compensation committee on compensation matters as they arise. The compensation consultant also advises the compensation committee on compensation for the board of directors. The compensation committee evaluated Aon Hewitt's independence as its compensation consultant by considering each of the independence factors adopted by Nasdaq and the SEC. Based on such evaluation, the compensation committee believes that no conflict of interest exists that would prevent Aon Hewitt from independently representing the compensation committee. The compensation committee has retained Meridian Compensation Partners, LLC as its new independent compensation consultant in 2018. The compensation committee determined Meridian's independence pursuant to the Nasdaq and SEC requirements.

Risk Mitigation

              The compensation committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking. The factors considered by the committee include:

  •
  the general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives established by our compensation policies and practices, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;
  •
  our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;
  •
  how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short term and the long term;
  •
  our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and
  •
  material adjustments that we have made to our compensation policies and practices as a result of changes in our risk profile.

              The compensation committee believes that it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because:

  •
  payouts under our annual and long-term incentive compensation plans are capped;
  •
  the compensation committee has the ability to reduce payouts under our annual incentive compensation plans in its discretion;
  •
  executives are subject to robust stock ownership guidelines;
  •
  executives are subject to anti-hedging policies with respect to our common stock;
  •
  the performance goals under our incentive programs relate directly to the business plan approved by the board of directors; and
  •
  there is an appropriate balance between our annual operating achievements and longer-term value creation, with a particular emphasis on longer-term value creation for our executives.

              The compensation committee completes this evaluation annually. Accordingly, based upon the foregoing, the Company believes that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Consideration of Prior Say-on-Pay Advisory Votes

              At our 2017 annual meeting of stockholders, holders of approximately 98.5% of the votes cast on such proposal approved the advisory vote ("say-on-pay") on the 2016 compensation of our named executive officers, which was consistent with the level of support we received in 2016 and 2015, when 98.2% and 99.0% of stockholders voted for our "say-on-pay" proposal.

              We believe the level of support we received from stockholders for the last three years was driven in part by our continued improvement in performance and our commitment to pay for performance and link incentives to current and long-term sustained achievement of Company strategic goals. The compensation committee did not make significant structural changes to our executive compensation program for 2017. The compensation committee considered the results of the advisory vote when setting executive compensation for 2017 and will continue to do so in future executive compensation policies and decisions.

Key Components of our Executive Compensation Program

Base Salary

              Base salary provides a minimum level of remuneration to our named executive officers for their efforts. The compensation committee sets base salaries for our executives to reflect the scope of each executive's responsibilities, experience, and performance. The compensation committee reviews base salaries annually and adjusts them from time to time to account for relevant factors such as market changes, as documented by the compensation consultant. The compensation committee also considers the CEO's evaluation of each executive's performance and reviews her salary recommendations for our executives.

Incentive-Based Compensation

              For our incentive-based compensation, the compensation committee utilizes a mix of performance metrics and time and tenure. Each type of metric serves a different purpose. The short-term (annual bonus) and the cash (and PSU) component of the long-term incentive awards are performance-based and require achievement of certain financial targets, measured over either one or three years. If the financial metrics are not achieved at a minimum threshold level at the end of the performance period, no payment (or shares) is earned or made. The equity portion of the grants vests ratably over four years. The time-based vesting of the restricted stock units, a comparatively lesser portion of the total long-term incentive awards, is used primarily for retention purposes and to encourage stock ownership by executives, thereby aligning their interests with our stockholders. The stock options vest over time but require improved stock price performance to realize value.

              Annual Performance-Based Incentive (Cash Bonus). Annual performance-based cash bonuses are intended to reward achievement of short-term operating goals and financial performance that are incremental to long-term, sustained creation of stockholder value. Our annual bonuses are established with reference to the annual portion of our multi-year strategic plan and, although measured in one-year increments, are designed to tie each year's results into a long-term target. As the Company's business evolves and develops, the long-term targets may be revised with concurrent impact on each year's annual planning. The annual performance metrics are financial-based measures that the compensation committee believes are aligned with our strategic goals described above. The compensation committee continually evaluates the measures against which we gauge our performance and may incorporate additional or alternative metrics to incentivize executives to achieve appropriate performance targets and respond to industry changes or market forces.

              Each of our executives is eligible to receive an annual cash bonus based on achievement of certain performance objectives, based on annual EBITDA. The EBITDA measure was selected because we believe it best captures our operating results without reflecting the impact of decisions related to our growth, non-operating factors, and other matters. The EBITDA goal is intended to be a "stretch" goal, or challenging target, and is meant to encourage superior performance.

              The 2017 Plan and the Cash Incentive Plan permit the compensation committee to adjust, in its discretion, EBITDA for non-cash, non-recurring, or unusual items. The compensation committee approves the annual bonus program based on achievement of a predetermined range of minimum threshold, target, and maximum-level EBITDA and approves payout of the bonuses, if any, following review of actual results. Bonuses are based on a percentage of the executive's salary and are set based on market and peer comparisons, and internal equity among other factors. The corresponding dollar payout value varies up or down depending on the actual EBITDA performance level. Bonuses are not payable at all if the minimum threshold of EBITDA is not achieved. The compensation committee sets the EBITDA ranges each year based on performance expectations and other factors. The compensation committee may add or substitute performance measures in future years. The compensation committee may also use various factors to exercise negative discretion when evaluating performance for purposes of awarding annual incentive compensation. Through fiscal year 2017, cash incentive awards were awarded and paid pursuant to the Cash Incentive Plan. Beginning in fiscal year 2018, the Company intends to grant all cash incentive awards, including annual bonus awards, under the 2017 Plan.

              In addition, the compensation committee may approve special bonuses on an individual or group basis in recognition of extraordinary achievements, or to address other special situations. No such awards were made in 2017.

              Long-Term Performance-Based Incentives. The compensation committee determines the long-term incentive grants for the executive officers, including the named executive officers, by referencing to peer group and market data and analysis from its compensation consultant and recommendations from the CEO. The compensation committee believes that a mix of performance and time-based incentives provides an element of performance risk for executives and encourages equity ownership, thereby aligning the interests of executive officers with our stockholders.

              Long-term incentive grants consist of equity awards, typically in the form of restricted stock units and stock options, and a long-term performance-based incentive component (the "LTIP"), payable in cash for participants other than the CEO or CFO or in PSUs in the case of the CEO and CFO. They are designed to focus management on our strategy of driving consistent, sustainable achievement of long-term goals, both incrementally and over long performance periods. The annual granting of multi-year performance compensation (including performance targets measured annually over a three-year period) is designed to ensure that the execution of our evolving strategic plan considers appropriate risks and returns and allows for initiatives that span several fiscal years.

              Currently, except as described below, the long-term incentive awards for executives consist of an equity component comprised of 40% stock options and 20% restricted stock units (both of which vest ratably over four years), and a 40% LTIP. 2017 was the first year our LTIP component was payable in shares as PSUs for the CEO and CFO. We use stock options to align the interests of our executive officers with stockholders because value is realized only if the stock price appreciates (stock price performance) from the grant date. We use restricted stock units to help retain our executives and further align their interests with our stockholders.

              The LTIP component is payable if annual EBITDA or ROIC targets are achieved each year within a three-year performance period. When the performance measure has been met and approved by the compensation committee for a particular fiscal year during the three-year period of the award, that portion of units is determined or "banked," but is not considered "earned" or vested and will not be delivered until the three-year period has concluded. The annual EBITDA and ROIC LTIP metrics are independent of each other. The compensation committee selected an earnings metric (EBITDA) and a return on investment metric (ROIC) in the design of the LTIP to achieve a balance between earnings, growth, and return on investment and to effectively reward both. Both the EBITDA goal and the ROIC goal are intended to be "stretch" goals, or challenging targets, and are meant to encourage superior performance.

              The transition to annual goals measured and assessed over a three-year period reflects the challenges of multi-year forecasting in the current volatile restaurant operating environment, which continues to be impacted by changes in traditional consumer dining behavior, including a shift from traditional dine-in consumption to increased off-premise dining activity and the use of technology-based food ordering systems. The 2007 Plan, 2017 Plan, and the Cash Incentive Plan permit the compensation committee to adjust, in its discretion, EBITDA or ROIC for non-cash, non-recurring, or unusual items. While there is overlap with one of the metrics in our annual performance-based cash bonuses and LTIP awards (EBITDA), the compensation committee believed this was appropriate because the annual performance-based cash bonus is focused on earnings in a particular year, whereas the individual annual EBITDA targets within LTIP are focused on year-to-year progress over the three-year performance period. The compensation committee believes that the longer-term nature of the LTIP links performance to our multi-year strategic plan and growth objectives while encouraging management's collaboration on strategic initiatives. In 2017, equity incentive awards were granted under the terms of the Second Amended and Restated 2007 Performance Incentive Plan and the 2017 Performance Incentive Plan. In 2017, cash incentive awards payable under the LTIP were awarded pursuant to the terms of the Cash Incentive Plan. As noted above, beginning in fiscal year 2018, the Company intends to grant all incentive awards, including LTIP awards, under the 2017 Plan.

Employee Benefits

              We also provide certain other customary retirement and health and welfare benefits and other ancillary compensation to executives, which are in line with those offered to other groups of our employees, and which comprise a modest portion of our named executive officer compensation.

Modest Perquisites

              We offer a limited number of modest perquisites to our named executive officers, which include a car allowance, phone allowance and in-restaurant meal discounts. In addition, where appropriate, we offer usual and customary relocation expense reimbursements including related tax reimbursements on relocation.

Summary of 2017 Compensation Activity

Base Salary

              Named executive officer salaries for 2017, along with any corresponding increases from their 2016 salaries, are set forth below. The compensation committee considers various factors when setting base salaries including peer compensation practices, the Company's performance, individual contributions, CEO recommendations for her direct reports, and other relevant matters.

Named Executive Officer	2016 Salary	2017 Salary	% Change
Denny Marie Post, President and Chief Executive Officer	$700,000	$750,000	7.14%
Guy J. Constant, Executive Vice President and Chief Financial Officer	$500,000	$500,000	-
Carin L. Stutz, Executive Vice President and Chief Operating Officer	$400,000	$475,000	18.75%
Jonathan A. Muhtar, Executive Vice President and Chief Concept Officer	$375,000	$385,000	2.67%
Michael L. Kaplan, Senior Vice President and Chief Legal Officer	$345,000	$355,000	2.90%

              Each of Ms. Post, Mr. Constant, Ms. Stutz, Mr. Muhtar, and Mr. Kaplan has an employment agreement with the Company, the terms of which are discussed below under "Executive Employment Agreements."

Incentive-Based Compensation

              2017 Annual Performance-Based Cash Incentives. For 2017, annual performance-based cash bonuses were contingent upon achievement of an annual Company EBITDA target to focus our efforts on continuing to improve performance and maximizing stockholder returns. In fiscal year 2017, we continued to realize significant progress toward these goals, reporting increased revenues and sustainable cost reductions. We view these achievements as progress toward establishing best in class operations, profitability, and brand value.

              Target bonus opportunities under our annual performance-based cash incentive program are equal to a pre-established percentage of the employee's base salary. Actual bonuses are determined by comparing the Company's fiscal year EBITDA to a target level of EBITDA for the year established by our compensation committee. Actual bonus amounts can range from 0% to 200% of the executive's target bonus opportunity based on achievement of EBITDA ranging from 90% to 120% of the target level of EBITDA for the year. For 2017, the EBITDA target was $149.0 million, and we achieved 94.5% of the EBITDA target based on our 2017 EBITDA of approximately $140.9 million which resulted in a payout of 72.6% of each named executive officer target bonus opportunity.

EBITDA Target and Preliminary Bonus %

EBITDA Target Achieved		Bonus Payout as a % of Target

Minimum	90%	50%

Actual	94.5%	72.6%

Target	100%	100%

Maximum	≥120%	200%

              The actual amounts of our 2017 annual performance-based cash incentives paid to our named executive officers in March 2018 for fiscal 2017 performance are as follows.

Named Executive Officer	2017 Annualized Salary	Bonus at Target (% of Actual Salary)	$ Bonus at Target	2017 Actual Bonus
D. Post	$750,000	120%	$900,000	$653,777
G. Constant	$500,000	70%	$350,000	$254,247
C. Stutz.	$475,000	75%	$356,250	$258,787
J. Muhtar	$385,000	70%	$269,500	$195,770
M. Kaplan	$355,000	70%	$248,500	$180,515

              2017 Long-Term Incentive ("LTI") Program. The 2017 LTI grants made to named and other executive officers followed the same program mix implemented in 2011 and used through 2016. For our executives, the program consists of an equity component comprised of 40% stock options and 20% restricted stock units (both of which vest ratably over four years), and a 40% LTIP component (payable in cash or PSUs, depending on executive, as described further below) measured by annual company performance periods over three-years.

              2017 Incentive Grants. In February 2017, the Company made the following annual grants to our named executive officers in the form of LTIP awards, options, and restricted stock units under the 2007 Plan and the Cash Incentive Plan. As described above, an executive's total target incentive is comprised of 40% long-term performance-based cash or PSUs (depending on the executive), 40% stock options, and 20% restricted stock units.

Named Executive Officer	Total Long-Term Incentive Target Value ($)	Long-Term Incentive PSUs ($)	Long-Term Incentive Cash ($)	Non-Qualified Stock Options ($)	Time-Based Restricted Stock Units ($)
D. Post	2,205,000	1,050,000	-	770,000	385,000
G. Constant	1,000,000	400,000	-	400,000	200,000
C. Stutz	600,000	-	240,000	240,000	120,000
J. Muhtar	525,000	-	210,000	210,000	105,000
M. Kaplan	310,500	-	124,200	124,200	62,100
  (1)
  Ms. Post received additional PSUs pursuant to her employment agreement related to her promotion to CEO in 2016.

              The estimated fair value of each option granted is calculated using the Black-Scholes multiple option-pricing model. The fair value of the restricted stock units is based on the grant date market value of the common shares.

              Long-Term Cash Portion (for Executive Officers other than CEO and CFO). In 2017, for our executive officers other than our chief executive officer and chief financial officer, the LTIP portion of the performance plan is focused on the achievement of important operational metrics over a three-year period. The awards consist of three distinct tranches measured annually over a three-year performance cycle. Performance is measured annually based on a range of minimum threshold, target, and maximum level. In 2017, there are two independent metrics used that provide an appropriate balance between capital efficiency and operational results. The first metric is EBITDA, which allows progress toward the EBITDA goal to be established and measured annually over a three-year performance period. The second metric is ROIC, which recognizes that capital-related returns may take time to manifest. The goals are equally weighted, and the payouts will depend upon the achievement level of each metric. When the performance measure has been met and approved by the compensation committee for a particular fiscal year during the three-year period of the award, that portion of units is determined or "banked," but is not considered "earned" or vested and will not be delivered until the three-year period has concluded. The move towards annual measures over the three-year performance period provides flexibility for the compensation committee in establishing appropriate goals during uncertain times as the industry continues to adapt to changing consumer habits.

              The same LTI cash award metrics and methodology were implemented for years 2011 through 2017. In 2018, the compensation committee shifted the structure of the long-term incentive component for the remainder of our named and other executive officers to include more equity and less cash, similar to the approach adopted for our chief executive officer and chief financial officer. See "—2018 Compensation Program" below.

              Long-Term Performance-Based Equity Portion (for CEO and CFO). In 2017, we shifted the 40% long-term incentive component for our chief executive officer and chief financial officer compensation from cash to equity grants in the form of PSUs, with the other components otherwise remaining the same, as follows:

  •
  Ms. Post, our chief executive officer received a PSU grant representing 22,340 shares of the Company's common stock (at target), which had a grant date fair value (at target) of $1,050,000. Ms. Post received additional PSUs pursuant to her employment agreement related to her promotion to CEO in 2016.

  •
  Mr. Constant, our chief financial officer received a PSU grant representing 7,332 shares of the Company's common stock (at target), which had a grant date fair value (at target) of $400,000.

              The PSU awards cliff-vest at the end of a three-year performance cycle, generally subject to executive's continued employment through the applicable vesting date, with the number of PSUs determined based on achievement of threshold, target or maximum performance objectives approved by the compensation committee and that are consistent with the long-term cash program for executive officers described below. In 2017 the metrics were EBITDA and ROIC. The CEO and CFO will earn no PSUs if threshold performance objectives are not met and will earn 200% of the target number of PSUs if maximum performance objectives are achieved.

              2015-2017 LTI Cash Incentives. At the end of 2017, the Company completed a three-year performance cycle for the long-term cash incentive portion of the LTI plan. The performance period covered fiscal 2015 through fiscal 2017. The 2015 LTI cash awards represented 40% of the executive's total 2015 LTI award. Based on EBITDA and ROIC performance, our executive officers did not earn an LTI cash payout, as reflected in the tables below.

              For the 2015-2017 LTI cash incentive, our target (100%) level EBITDA objective was approximately $484.9 million. The range of EBITDA objectives to achieve a LTI cash payout based on EBITDA was 90% of target EBITDA for the minimum threshold level, and 120% of target EBITDA for the maximum level (which corresponds to a 50% to 200% target payout range). Our EBITDA achievement for 2015-2017 was $415.9 million, which was 85.8% of the target EBITDA level, which was below minimum of the target EBITDA level, and therefore generated no corresponding payout.

EBITDA Target and Preliminary Payout %

EBITDA Target Achieved		Payout as a % of Target

Actual	85.8%	0%

Minimum	90%	50%

Target	100%	100%

Maximum	≥120%	200%

              Our target (100%) level ROIC objective for the 2015-2017 performance period was approximately 12.1%. The range of ROIC objectives to achieve a LTI cash payout based on ROIC was 87.7% of target ROIC for the minimum threshold level, and 109.9% of target ROIC for the maximum level, with a corresponding multiple range that decreased or increased the payout of the executive's target LTI cash incentive. Our ROIC achievement for 2015-2017 was 70.5%, which was below minimum of the target ROIC level, and therefore generated no corresponding payout.

ROIC Target and Preliminary Payout %

ROIC Target Achieved		Payout as a % of Target

Actual	70.5%	0%

Minimum	87.7%	1%

Target	100%	100%

Maximum	≥109.9%	180%

              Stock Options. The stock options that were granted in 2017 vest ratably over four years on each anniversary date of the grant, which is designed to align incentives with longer-term achievement of objectives. The exercise price of the stock options was set at our closing share price on the date of grant. This means the stock options will have no value unless our share price on the date the option is exercised is greater than the exercise price.

              Restricted Stock Units. The restricted stock units granted in 2017 vest ratably over four years on each anniversary date of the grant.

2018 Compensation Program

              Our 2018 compensation program has substantially the same key components as our 2017 program except for the shift to increase the portion of compensation paid in equity and based on performance to all executive officers by making equity grants in the form of PSUs instead of cash for that portion of the long-term incentive program, as described above.

Deductibility of Executive Compensation

              The compensation committee considers the tax impacts of material elements of our executive compensation program. These factors alone do not drive our compensation decisions, but rather they are considered along with other factors such as the cash and non-cash impact of the program, and whether the program is consistent with our compensation objectives.

              The compensation committee has historically generally intended to structure our executive compensation in a manner designed to qualify for deductibility under Section 162(m) of the Internal Revenue Code, provided additional requirements are satisfied. The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our named executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

              Despite the compensation committee's efforts in the past to structure our executive compensation in a manner designed to qualify for deductibility under Section 162(m), because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)'s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, while we consider deductibility as one factor in determining executive compensation, in some cases we may decide that it is either not possible or desirable to satisfy all of the conditions of Section 162(m) for deductibility and still meet our compensation needs. Accordingly, we may pay compensation that is not deductible under Section 162(m) from time to time.

Executive Compensation Policies and Guidelines

Executive Employment Agreements

              Each of Ms. Post, Mr. Constant, Mr. Muhtar, Ms. Stutz, and Mr. Kaplan has an employment agreement with the Company, described below under "Executive Employment Agreements." The employment agreements have indefinite terms, terminating on discontinuance of employment in accordance with the terms of the agreements. The agreements provide for severance payments upon certain terminations of employment (both before and after a change in control of the Company). The compensation committee believes that the terms of these agreements are in line with market standards and are an important means to allow management to continue to focus on running the business of the Company in the event of a pending or actual change in control event or other event potentially affecting their employment. More detailed information concerning these severance payments appears below under the caption "Potential Payments upon Termination or Change in Control."

Executive Stock Ownership Guidelines

              Stock ownership guidelines have been in effect for the Company's executive officers and directors since March 2009. (See "Corporate Governance and Board Matters—Director Stock Ownership Guidelines" in this proxy statement for ownership guidelines for directors). The compensation committee believes that executive stock ownership requirements increase alignment of executive interests with those of stockholders with respect to long-term ownership risk. The guidelines require executive officers to achieve and maintain during the term of the executive's employment a dollar value of Company's securities based on a multiple of base salary. In 2017, the ownership guideline values were adjusted to five times base salary for our CEO, three times base salary for executive vice presidents, and two times base salary for senior vice presidents. Pursuant to the guidelines, the value of the executive's holdings is based on the cumulative cost basis of Company securities held, which is calculated using the price of the Company's common stock at the date of acquisition. All forms of equity owned of record or beneficially, including vested in-the-money options, are credited toward the guidelines. The executive officers have five years to achieve the guidelines from their effective date of employment or promotion date. An executive officer may receive additional time to achieve his or her minimum requirement if the officer's requirement is increased, calculated based on the additional incremental amount. The compensation committee periodically reviews the guidelines and receives guidance and market data from its advisors.

              The following table sets forth the ownership guidelines and the holdings of the named executive officers as of March 16, 2018, valued at the acquisition dates pursuant to our executive stock ownership guidelines:

Named Executive Officer	Ownership Guideline	Current Dollar Value of Guideline	Cumulative Cost Basis
D. Post	5x salary	$3,750,000	$2,086,959(1)
G. Constant	3x salary	$1,500,000	$763,672(2)
C. Stutz	3x salary	$1,425,000	$703,902(3)
J. Muhtar	3x salary	$1,155,000	$534,554(4)
M. Kaplan	2x salary	$710,000	$284,803(5)

(1)
To be achieved by August 2021.
(2)
To be achieved by December 2021.
(3)
To be achieved by May 2021.
(4)
To be achieved by December 2020.
(5)
To be achieved by October 2018.

Compensation Clawback Policy

              In March 2012, the Company's board of directors adopted a compensation clawback policy for its executive officers that provides for the recoupment by the Company of certain excess incentive compensation paid to the officers under certain circumstances. In the event of a restatement of the Company's previously issued financial statements as a result of either (i) material non-compliance with financial reporting requirements under the securities law or (ii) intentional misconduct by an executive, the Company may recover, to the extent permitted by law, certain incentive compensation received by the executive that was in excess of what would have been paid in the absence of the incorrect financial statements. If additional clawback rules are approved by the SEC, the Company would be required to review and revise its clawback policy to comply with the new rules.

Pledging and Hedging Transactions in Company Securities

              In 2014, the board adopted a formal policy prohibiting hedging and pledging of Company securities by executive officers and directors. The policy is set forth in the Company's Insider Trading Policy. All directors and executive officers have confirmed that they are currently in compliance with the policy.

Compensation Committee Report

              The compensation committee, has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the Company's management. Based on this review and discussion, the compensation committee recommended to the Company's board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Kalen F. Holmes, Chair
Cambria W. Dunaway
Richard J. Howell
Glenn B. Kaufman

2017 Executive Compensation Tables

Summary Compensation Table

              The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to the Company in all capacities by our principal executive officer, principal financial officer, and each of our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2017 (collectively, the named executive officers), for fiscal years 2015 through 2017:

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(9)	Total ($)
Denny Marie Post	2017	744,237		1,434,957	769,690	653,777	18,901	3,621,862
President and Chief	2016	539,544	-	217,565	435,281	51,408	15,916	1,259,714
Executive Officer	2015	392,700	-	98,143	196,330	548,728	13,309	1,249,210
Guy J. Constant(1)	2017	500,000		599,941	399,989	254,247	13,397	1,767,574
Executive Vice President and Chief Financial Officer	2016	15,385	200,000	-	-	-	516	215,901
Carin L. Stutz(2)	2017	466,355	-	119,991	239,985	258,787	13.257	1,098,375
Executive Vice President and Chief Operating Officer	2016	246,156	172,308	137,494	137,664	-	21,825	715,447
Jonathan A. Muhtar(3)	2017	383,854	-	104,998	209,987	195,770	13,845	908,454
Executive Vice President and	2016	375,000	200,000	354,934	460,298	-	133,894	1,524,126
Chief Concept Officer	2015	14,423	-	-	-	262,500	415	277,338
Michael L. Kaplan	2017	353,842	-	62,087	124,194	180,515	14,147	734,785
Senior Vice President and	2016	343,850	-	60,246	120,592	31,908	14,183	570,779
Chief Legal Officer	2015	335,000	-	53,562	107,192	288,615	13,455	797,824

(1)
Mr. Constant joined the Company in December 2016. The base salary reported for Mr. Constant in 2016 is prorated for the period of time he provided services to us in fiscal 2016. Mr. Constant's annual base salary in 2016 was $500,000.

(2)
Ms. Stutz joined the Company in May 2016. The base salary reported for Ms. Stutz in 2016 is prorated for the period of time she provided services to us in fiscal 2016. Ms. Stutz's annual base salary in 2016 was $400,000.

(3)
Mr. Muhtar joined the Company in December 2015. The base salary reported for Mr. Muhtar in 2015 is prorated for the period of time he provided services to us in fiscal 2015. Mr. Muhtar's annual base salary in 2015 was $375,000.

(4)
Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of salary into the Deferred Compensation Plan.

(5)
Amounts under Bonus represent one-time sign-on bonuses received by Messrs. Constant and Muhtar and Ms. Stutz in connection with their joining the Company.

(6)
Amounts under Stock Awards represent the aggregate grant date fair value of restricted stock units and performance stock units for Ms. Post and Mr. Constant awarded in 2017 (in the case of the PSUs, based on the achievement of the applicable performance goals at target), computed in accordance with the accounting guidance for accounting for stock compensation for fiscal years 2017, 2016, and 2015. For the PSUs, assuming the achievement of the maximum performance objectives, the values in 2017 would for Ms. Post $1,995,000; and for Mr. Constant: $760,000. See "Outstanding Equity Awards at 2017 Fiscal Year-End" below for a listing of restricted stock unit and PSU awards outstanding for each named executive officer as of December 31, 2017.

(7)
Amounts under Option Awards represent the aggregate grant date fair value of such awards computed in accordance with the accounting guidance for accounting for stock compensation for fiscal years 2017, 2016, and 2015. See Note 15 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2017, and Note 16 to our financial statements included in our annual report on Form 10-K for the fiscal years ended December 25, 2016 and December 27, 2015, for descriptions of the methodologies and assumptions we used to value option awards.

(8)
The amount shown for each named executive officer in the "Non-Equity Incentive Plan Compensation" column is reported for the year in which such amount is earned, even though it is paid in the immediately following year. Amounts in the 2017 "Non-Equity Incentive Plan Compensation" column above consist entirely of the 2017 Annual Performance Based Cash Incentive Payout to the named executive officers. Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of bonus award or LTI cash award payouts into the Deferred Compensation Plan.

(9)
Amounts in the "All Other Compensation" column consist of the following payments we paid to or on behalf of the named executive officers.

Name	Year	Car Allowance ($)(a)	Phone Allowance (b)	Meal Discounts ($)(c)	Life Insurance/ LT Disability Premium Payments ($)(d)	Total ($)
Denny Marie Post	2017	15,000	1,620	1,301	980	18,901
Guy J. Constant	2017	10,200	1,620	705	872	13,397
Carin L. Stutz	2017	10,200	1,620	571	866	13,257
Jonathan A. Muhtar	2017	10,200	1,620	1,193	832	13,845
Michael L. Kaplan	2017	10,200	1,620	1,507	820	14,147

(a)
All executives and certain other employees receive monthly car allowances.

(b)
All executives and certain other employees receive monthly phone allowances.

(c)
Various forms of meal discounts are provided to executives and all other employees. The amounts reported in this column are valued at the incremental cost to our Company and are based on approximately 60% of the cost of the meal, which represents the average cost of goods and labor.

(d)
Long-term disability insurance and life insurance are provided to executives and certain other employees and paid by the Company. The value represents the premiums paid by the Company on behalf of the named executive officer.

Grants of Plan-Based Awards

              The following table provides additional information about equity awards and non-equity incentive plan awards granted to our named executive officers during fiscal 2017:

					All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Grant Date Fair Value of Option and Stock Awards ($)(3)
							Exercise or Base Price of Option Awards ($)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Denny Marie Post	2/24/2017(1)	450,000	900,000	1,800,000	-	45,997(4)	47.00	769,990
					8,191(5)	-	-	384,977
					22,340(7)			1,049,980
Guy J. Constant	1/03/2017(1)	175,000	350,000	700,000	-	20,695(6)	54.55	399,989
					3,666(6)	-	-	199,980
					7,332(7)			399,961
Carin L. Stutz	2/24/2017(1)	178,125	356,250	712,500	-	14,336(4)	47.00	239,985
	2/24/2017(2)	60,006	240,024	456,045	2,553(5)	-	-	119,991
Jonathan A. Muhtar	2/24/2017(1)	134,750	269,500	539,000	-	12,544(4)	47.00	209,986
	2/24/2017(2)	52,504	210,015	399,028	2,234(5)	-	-	104,998
Michael L. Kaplan	2/24/2017(1)	124,250	248,500	497,000	-	7,419(4)	47.00	124,194
	2/24/2017(2)	31,055	124,219	236,016	1,321(5)	-	-	62,087

(1)
Amounts reflect potential annual bonus payouts to the named executive officers which depend on satisfaction of Company EBITDA targets in fiscal 2017. See "Compensation Discussion and Analysis—Incentive-Based Compensation—Annual Performance-Based Incentive (Cash Bonus)" for further information.

(2)
Amounts reflect potential payouts under a long-term cash performance awards granted to the named executive officers under the 2007 Plan. The awards will cliff vest at the end of the 2017-2019 three-year performance cycle. Performance will be measured over the three years based on a range of minimum threshold, target, and maximum level. Performance goals are established for each of three performance intervals under the awards on or prior to the 90th day of each such performance interval. In the performance interval ending December 31, 2017 there were two independent metrics used: (A) ROIC and (B) EBITDA. The goals are equally weighted, and the payouts may be different depending on the achievement level of each metric. For further information on the terms of the long-term cash performance awards, see the discussion under "Compensation Discussion and Analysis—Summary of 2017 Compensation Activity—Incentive-Based Compensation—2017 Long-Term Incentive ("LTI") Program."

(3)
See Note 15 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2017 for descriptions of the methodologies and assumptions we use to value option awards pursuant to the guidance for accounting for stock compensation.

(4)
Options were granted pursuant to the 2007 Plan. The options are scheduled to vest 25% on each of the first, second, third, and fourth anniversaries of the date of grant subject to continuing employment or service with the Company. Options are exercisable for ten years from the date of issuance, as defined in the 2007 Plan, subject to certain other conditions.

(5)
Comprises time-based restricted stock units granted pursuant to the 2007 Plan. Each restricted stock unit represents the contingent right to receive, upon vesting of the unit, one share of common stock. The units are scheduled to vest 25% on each of the first, second, third, and fourth anniversaries of the date of grant subject to continuing employment or service with the Company.

(6)
Mr. Constant received a new hire award in January 2017 that is comprised of stock options and time-based restricted stock units granted pursuant to the 2007 Plan. Both the stock options and restricted stock units are scheduled to vest 25% on each of the first, second, third and fourth anniversaries of the date of grant subject to continuing employment or service with the Company.

(7)
Amounts reflect target payouts under long-term PSU awards granted to the chief executive officer and chief financial officer under the 2017 Plan. The awards will cliff vest at the end of the 2017-2019 three-year performance cycle. Performance will be measured over the three years based on a range of minimum threshold, target, and maximum levels. Performance goals are established for each of three performance intervals under the awards on or prior to the 90th day of each such performance interval. In the performance interval ending December 31, 2017 there were two independent metrics used: (A) ROIC and (B) EBITDA. The goals are equally weighted and the payouts may be different depending on the achievement level of each metric. For further information on the terms of the long-term performance stock unit awards, see the discussion under "Compensation Discussion and Analysis—Summary of 2017 Compensation Activity—Incentive-Based Compensation—2017 Long-Term Incentive ("LTI") Program."

Outstanding Equity Awards at 2017 Fiscal Year-End

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
			Option Exercise Price ($)		Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested ($)(22)
				Option Expiration Date
Name	Exercisable	Unexercisable
Denny Marie Post	8,551	-	32.29	8/2/21(1)	300(12)	16,920
	7,620	-	35.46	2/21/22(2)	918(13)	51,775
	8,482	-	42.07	2/26/23(3)	600(14)	33,840
	3,795	1,265	71.99	2/19/24(4)	1,614(16)	91,030
	3,234	3,235	81.65	2/18/25(5)	1,320(18)	74,448
	3,042	9,128	63.82	2/17/26(7)	8,191(20)	461,972
	2,613	7,840	45.52	10/3/26(9)	22,340(21)	1,259,976
	-	45,997	47.00	2/24/27(11)
Guy J. Constant	-	20,695	54.55	1/3/27(10)	3,666(19)	206,762
					7,332(21)	413,525
Carin Stutz	2,346	4,692	61.99	5/16/26(8)	1,478(17)	83,359
	-	14,336	47.00	2/24/27(11)	2,553(20)	143,989
Jonathan A. Muhtar	4,255	8,510	59.94	1/4/26(6)	2,780(15)	156,792
	2,324	6,973	63.82	2/17/26(7)	1,233(16)	69,541
	-	12,544	47.00	2/24/27(11)	2,234(20)	125,998
Michael L. Kaplan	2,354	785	71.99	2/19/24(4)	186(12)	10,490
	1,766	1,766	81.65	2/18/25(5)	328(14)	18,499
	1,334	4,005	63.82	2/17/26(7)	708(16)	39,931
	-	7,419	47.00	2/24/27(11)	1,321(20)	74,504

(1)
Award of options granted on August 2, 2011 that vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on August 2, 2015.

(2)
Award of options granted on February 21, 2012 that vest 25% on each anniversary date of issuance and in full on February 21, 2016.

(3)
Award of options granted on February 26, 2013 that vest 25% on each anniversary date of issuance and in full on February 26, 2017.

(4)
Award of options granted on February 19, 2014 that vest 25% on each anniversary date of issuance and in full on February 19, 2018.

(5)
Award of options granted on February 18, 2015 that vest 25% on each anniversary date of issuance and in full on February 18, 2019.

(6)
Award of options granted on January 4, 2016 that vest 33 1/3% on each anniversary date of issuance and in full on January 4, 2019.

(7)
Award of options granted on February 17, 2016 that vest 25% on each anniversary date of issuance and in full on February 17, 2020.

(8)
Award of options granted on May 16, 2016 that vest 33 1/3% on each anniversary date of issuance and in full on May 16, 2019.

(9)
Award of options granted on October 3, 2016 that vest 25% on each anniversary date of issuance and in full on October 3, 2020.

(10)
Award of options granted on January 3, 2017 that vest 25% on each anniversary date of issuance and in full on January 3, 2021.

(11)
Award of options granted on February 24, 2017 that vest 25% on each anniversary date of issuance and in full on February 24, 2021.

(12)
Award of restricted stock units granted on February 19, 2014 that vest 25% on each anniversary date of issuance and in full on February 19, 2018.

(13)
Award of restricted stock units granted on October 1, 2014 that vest 25% on each anniversary date of issuance and in full on October 1, 2018.

(14)
Award of restricted stock units granted on February 18, 2015 that vest 25% on each anniversary date of issuance and in full on February 18, 2019.

(15)
Award of restricted stock units granted on January 4, 2016 that vest 33 1/3% on each anniversary date of issuance and in full on January 4, 2019.

(16)
Award of restricted stock units granted on February 17, 2016 that vest 25% on each anniversary date of issuance and in full on February 17, 2020.

(17)
Award of restricted stock units granted on May 16, 2016 that vest 33 1/3% on each anniversary date of issuance and in full on May 16, 2019.

(18)
Award of restricted stock units granted on October 3, 2016 that vest 25% on each anniversary date of issuance and in full on October 3, 2020.

(19)
Award of restricted stock units granted on January 3, 2017 that vest 25% on each anniversary date of issuance and in full on January 3, 2021.

(20)
Award of restricted stock units granted on February 24, 2017 that vest 25% on each anniversary date of issuance and in full on February 24, 2021.

(21)
Award of PSUs that cliff-vest at the end of a three-year performance cycle, generally subject to executive's continued employment through the applicable vesting date, with the number of PSUs determined based on achievement of performance goals as approved by the compensation committee.

(22)
Based on the closing price of our common stock on December 29, 2017 of $56.40 per share.

Options Exercises and Stock Vested

              The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock units during fiscal year 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Denny Marie Post	-	-	2,874	162,889
Guy J. Constant	-	-	-	-
Carin L. Stutz	-	-	740	42,920
Jonathan A. Muhtar	-	-	1,802	94,823
Michael L. Kaplan	-	-	653	32,418

(1)
Based on the amount by which the market price of our common stock on the date of exercise exceeded the exercise price of the option award.

(2)
Represents restricted stock units vesting in fiscal 2017. Values are based on the closing price of our common stock on the date of vesting.

Non-qualified Deferred Compensation

              The following table shows information about the amount of contributions, earnings, and balances for each named executive officer under the Company's Deferred Compensation Plan as of December 31, 2017.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Denny Marie Post	-	-	28,506	-	283,994
Guy J. Constant	-	-	-	-	-
Carin L. Stutz	-	-	1,949	-	13,711
Jonathan A. Muhtar	-	-	-	-	-
Michael L. Kaplan	-	-	4,031	-	22,357

(1)
Neither any named executive officer nor the Company made any contributions to the Non-qualified Deferred Compensation Plan during 2017.

(2)
No portion of the Aggregate Earnings in Last Fiscal Year was reported as compensation to the relevant named executive officers in our Summary Compensation Table.

(3)
All Aggregate Balance at Last Fiscal Year-End amounts reported in this column were reported as compensation to the relevant named executive officers in our Summary Compensation Table for previous years except for any earnings or losses on deferred amounts.

              Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan. Company employees who are generally considered "highly compensated" pursuant to Internal Revenue Code Section 414(q) are not permitted to participate in the Company's 401(k) program. To permit these employees to save for retirement, the Company has established the Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan. The plan permits executives and other eligible employees to defer portions of their compensation. Under this plan, eligible employees may elect to defer up to 75% of their base salary and up to 100% of incentive compensation and commissions each plan year. The Company may make matching contributions in an amount determined by the compensation committee. For the 2017 plan year, the compensation committee authorized matching contributions equal to 50% of the first 4% of compensation that is deferred by the participant. The Company match for named executive officers and other members of the executive team was capped at $3,000 for the 2017 plan year.

              The Company contributes all amounts deferred under the plan to a rabbi trust. Assets in the rabbi trust are invested in certain mutual funds that cover an investment spectrum ranging from equities to money market instruments. All rabbi trust assets remain available to satisfy the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency.

              When participants elect to defer amounts into the plan, they also select when the amounts ultimately will be distributed. Participants can elect to have deferrals for a particular year paid in a future year if the participant is still employed at that time. Such in-service distributions are made in the form of a lump sum or, if the participant's total account balance at the time of the in-service distribution is at least $25,000, the participant can elect to receive payment in up to 15 annual installments. Otherwise, payment of a participant's account is made a minimum of six months from participant's termination of employment in the form of a lump sum or up to 15 annual installments if the participant so elected at the time of deferral and if the participant's total account balance is at least $25,000. A participant can elect to change a prior distribution election to further delay distribution provided that such new election must be provided at least 12 months before the date the previously scheduled distribution would have occurred and provided that the new distribution date is at least 5 years from the originally scheduled distribution date. A participant may obtain a withdrawal prior to the date otherwise scheduled or elected by the participant if the participant incurs an "unforeseeable emergency" (generally including illness, casualty losses, etc.).

              In December 2017, we amended the plan to remove the threshold requirement for in-service distributions (such that a participant can elect to receive payment in up to 15 annual installments regardless of the total account balance at the time of distribution). In addition, we increased the minimum total account balance to $50,000 for participants that elected to receive payment in installments for deferral elections made in connection with a termination of employment. Such amendments were effective as of January 1, 2018.

              With respect to deferrals after 2004, the plan is intended to comply with the requirements of section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004. The plan is a "non-qualified" plan for federal tax purposes, meaning that the arrangements are deemed to be unfunded and an employee's interest in the plan is no greater than that of an unsecured general creditor of the Company.

Employment Agreements and Change in Control Agreements

Executive Employment Agreements

              Denny Marie Post Amended and Restated Employment Agreement. Our employment agreement with Ms. Post, our chief executive officer, dated August 8, 2016, and amended effective July 25, 2017, has an indefinite term. The agreement provides that she is entitled to receive certain benefits upon termination of her employment. If the Company terminates Ms. Post's employment upon the occurrence of a change in control, subject to the limitations and conditions described below, she will receive, among other things, (a) payment of an amount equal to two times her annual base salary; (b) her pro rata share of the annual bonus, calculated and paid at the end of the plan cycle, that would otherwise have been earned and been payable had she continued to be employed by the Company; (c) payment of an amount equal to two times the highest annual bonus amount earned by Ms. Post for performance in the last three fiscal years prior to the change in control date for which bonuses have been paid or are payable; (d) payment of an amount equal to the difference between the exercise price of each outstanding option granted to Ms. Post and the fair market value of the common shares of the Company at the time of termination; and (e) payment of an amount equal to the product of (i) the portion of premiums of Ms. Post's group health insurance that the Company paid immediately prior to her date of termination and (ii) eighteen.

              If Ms. Post's employment is terminated either by the Company without cause, or by Ms. Post for good reason, as those terms are defined in the agreement, Ms. Post will receive, among other things, (a) continued payment of her annual base salary for a period of two years following the effective date of termination; (b) her pro rata share of the annual bonus, calculated and paid at the end of the plan cycle, that would otherwise have been earned and be payable had she continued to be employed by the Company; and (c) payment of an amount equal to the product of (i) the portion of premiums of Ms. Post's group health insurance that the Company paid immediately prior to her date of termination and (ii) eighteen.

              Generally, under Ms. Post's employment agreement and subject to limited exceptions set forth in the agreement, a change in control will be deemed to occur if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. However, upon the occurrence of any such event, Ms. Post is not entitled to any such payment unless her employment with the Company is terminated by the Company without cause or by Ms. Post for good reason within the two-year period following such change in control.

              Good reason is defined in Ms. Post's agreement as a reduction in her compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the chief executive officer; provided that the Company has 30 days to cure any such condition following Ms. Post's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

              Guy J. Constant Employment Agreement. Our employment agreement with Mr. Constant, our chief financial officer, dated December 13, 2016, and amended effective July 25, 2017, has an indefinite term. The employment agreement provides that he is entitled to receive certain benefits upon termination of his employment. If the Company terminates Mr. Constant's employment upon the occurrence of a change in control, subject to the limitations and conditions described below, he will receive, among other things, (a) payment of an amount equal to one time his annual base salary; (b) payment of the higher of Mr. Constant's target or actual annual bonus amount earned by Mr. Constant for performance during the fiscal year in which the change in control occurs; (c) payment of an amount equal to the difference between the exercise price of each outstanding option granted to Mr. Constant and the fair market value of the common shares of the Company at the time of termination; and (d) payment of an amount equal to the product of (i) the portion of premiums of Mr. Constant's group health insurance that the Company paid immediately prior to his date of termination and (ii) twelve.

              If the Company terminates Mr. Constant's employment without cause, or Mr. Constant terminates his employment for good reason, Mr. Constant will receive, among other things, payment of an amount equal to one time his annual base salary.

              Generally, under Mr. Constant's employment agreement and subject to limited exceptions set forth in the agreement, a change in control will be deemed to occur if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. However, upon the occurrence of any such event, Mr. Constant is not entitled to any such payment unless his employment with the Company is terminated by the Company without cause or by Mr. Constant for good reason within the two-year period following such change in control.

              Good reason is defined in Mr. Constant's employment agreement as a material reduction in his compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the chief financial officer; provided that the Company has 30 days to cure any such condition following Mr. Constant's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

              In connection with entering his employment agreement, Mr. Constant received a sign-on equity award consisting of (i) a stock option for 20,695 shares (representing an aggregate grant date fair value of $400,000) and (ii) 3,666 restricted stock units ("RSUs") with a grant date fair value of $200,000. He also received a performance stock unit of 7,332 shares (at target).

              Jonathan A. Muhtar Employment Agreement. Our employment agreement with Mr. Muhtar, our chief concept officer, dated November 26, 2015, and amended effective July 25, 2017, has an indefinite term. The employment agreement provides that he is entitled to receive certain benefits upon termination of his employment. If the Company terminates Mr. Muhtar's employment upon the occurrence of a change in control, subject to the limitations and conditions described below, he will receive, among other things, (a) payment of an amount equal to one time his annual base salary; (b) payment of the higher of Mr. Muhtar's target or actual annual bonus amount earned by Mr. Muhtar for performance during the fiscal year in which the change in control occurs; (c) payment of an amount equal to the difference between the exercise price of each outstanding option granted to Mr. Muhtar and the fair market value of the common shares of the Company at the time of termination; and (d) payment of an amount equal to the product of (i) the portion of premiums of Mr. Muhtar's group health insurance that the Company paid immediately prior to his date of termination and (ii) twelve.

              If the Company terminates Mr. Muhtar's employment without cause, or Mr. Muhtar terminates his employment for good reason, Mr. Muhtar will receive, among other things, payment of an amount equal to one time his annual base salary.

              Generally, under Mr. Muhtar's employment agreement and subject to limited exceptions set forth in the employment agreement, a change in control will be deemed to occur if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. However, upon the occurrence of any such event, Mr. Muhtar is not entitled to any such payment unless his employment with the Company is terminated by the Company without cause or by Mr. Muhtar for good reason within the two-year period following such change in control.

              Good reason is defined in Mr. Muhtar's employment agreement as a reduction in his compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in his then-effective responsibilities; provided that the Company has 30 days to cure any such condition following Mr. Muhtar's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

              Carin L. Stutz Employment Agreement. Our employment agreement with Ms. Stutz, our chief operating officer, dated April 27, 2016, has an indefinite term. The employment agreement provides that she is entitled to receive certain benefits upon termination of her employment. If the Company terminates Ms. Stutz's employment upon the occurrence of a change in control, subject to the limitations and conditions described below, she will receive, among other things, (a) payment of an amount equal to one time her annual base salary; (b) payment of the higher of Ms. Stutz's target or actual annual bonus amount earned by Ms. Stutz for performance during the fiscal year in which the change in control occurs; (c) payment of an amount equal to the difference between the exercise price of each outstanding option granted to Ms. Stutz and the fair market value of the common shares of the Company at the time of termination; and (d) payment of an amount equal to the product of (i) the portion of premiums of Ms. Stutz's group health insurance that the Company paid immediately prior to her date of termination and (ii) twelve.

              If the Company terminates Ms. Stutz's employment without cause, or Ms. Stutz terminates her employment for good reason, Ms. Stutz will receive, among other things, payment of an amount equal to one time her annual base salary.

              Generally, under Ms. Stutz's employment agreement and subject to limited exceptions set forth in the agreement, a change in control will be deemed to occur if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. However, upon the occurrence of any such event, Ms. Stutz is not entitled to any such payment unless her employment with the Company is terminated by the Company without cause or by Ms. Stutz for good reason within the two-year period following such change in control.

              Good reason is defined in Ms. Stutz's employment agreement as a reduction in her compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the chief operating officer; provided that the Company has 30 days to cure any such condition following Ms. Stutz's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

              Michael L. Kaplan Employment Agreement. Our employment agreement with Mr. Kaplan, our chief legal officer, dated September 30, 2013, and amended effective July 25, 2017, has an indefinite term. The employment agreement provides that he is entitled to receive certain benefits upon termination of his employment. If the Company terminates Mr. Kaplan's employment upon the occurrence of a change in control, subject to the limitations and conditions described below, he will receive, among other things, (a) payment of an amount equal to one time his annual base salary; (b) payment of the higher of Mr. Kaplan's target or actual annual bonus amount earned by Mr. Kaplan for performance during the fiscal year in which the change in control occurs; (c) payment of an amount equal to the difference between the exercise price of each outstanding option granted to Mr. Kaplan and the fair market value of the common shares of the Company at the time of termination; and (d) payment of an amount equal to the product of (i) the portion of premiums of Mr. Kaplan's group health insurance that the Company paid immediately prior to his date of termination and (ii) twelve.

              If the Company terminates Mr. Kaplan's employment without cause, or Mr. Kaplan terminates his employment for good reason, Mr. Kaplan will receive, among other things, (a) payment of an amount equal to one time his annual base salary; and (b) payment of an amount equal to the target amount of Mr. Kaplan's annual bonus for the fiscal year in which the effective date of termination occurs.

              Generally, under Mr. Kaplan's employment agreement and subject to limited exceptions set forth in the employment agreement, a change in control will be deemed to occur if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. However, upon the occurrence of any such event, Mr. Kaplan is not entitled to any such payment unless his employment with the Company is terminated by the Company without cause or by Mr. Kaplan for good reason within the two-year period following such change in control.

              Good reason is defined in Mr. Kaplan's employment agreement as a reduction in his compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the chief legal officer; provided that the Company has 30 days to cure any such condition following Mr. Kaplan's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

Change in Control Agreements

              The Company has change in control agreements with certain of its current executive officers other than those who have separate employment agreements. The Company's change in control agreements provide that if the executive resigns for good reason or is terminated by the Company other than for cause or disability or other than as a result of the executive's death during the 24-month period following a change in control, the executive is entitled to receive the following payments and benefits:

  •
  all options, restricted shares and other securities beneficially owned by the executive that are unvested, restricted or subject to similar restrictions that otherwise require continued employment beyond the change in control date to become vested will automatically vest and become exercisable, or the restrictions will lapse;

  •
  payment of all earned and determinable, but unpaid, wages through the date of termination;

  •
  payment in a lump sum in cash of an amount equal to twelve (12) months of his or her annual base salary as in effect immediately prior to the date of termination;

  •
  payment in a lump sum in cash of the higher of his or her target or actual annual bonus amount earned for his or her performance during the fiscal year in which the change in control occurs;

  •
  upon surrender within 90 days after termination (at the sole option of the executive) of outstanding options granted to the executive, payment in a lump sum in cash of an amount equal to the difference between the exercise price of each option so surrendered and the fair market value of the common shares of the Company at the date of termination (but not less than the closing price of our common stock on the last trading day prior to surrender); and

  •
  payment in a lump sum in cash equal to the product of (i) the portion of premiums of the executive's group health insurance that the Company paid immediately prior to the date of termination and (ii) twelve.

              None of our change in control provisions provide for an excise tax gross up payment for Internal Revenue Code Section 280G/4999 purposes. The board has determined not to enter into any agreements with a named executive officer that contain such an excise tax gross up provision. The definition of change in control is substantially similar to the definition contained in the employment agreements with our named executive officers, as discussed above. Good reason is defined as a reduction in the executive's compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a significant reduction in the then-effective responsibilities of the executive without the executive's prior written consent (for this purpose, if the Company ceases to be a publicly traded corporation, the executive will not be deemed to have suffered such a reduction in the nature and scope of his or her responsibilities solely because of the change in the nature and scope thereof resulting from the Company no longer being publicly traded), or failure by the Company to obtain the assumption of the obligations contained in the change in control agreement by any successor to the Company. The agreements also contain standard confidentiality and non-solicitation provisions.

Incentive Plans

              Set forth below is a description of the change in control provisions contained within our 2017 Plan, Second Amended and Restated 2007 Performance Incentive Plan (under which there are unvested awards currently outstanding), and our Cash Incentive Plan. All outstanding awards under our 2004 Plan are vested.

              2017 Plan. Generally, and subject to limited exceptions set forth in the 2017 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2017 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The compensation committee also has the discretion to establish other change in control provisions with respect to awards granted under the 2017 Plan. For example, subject to certain limitations, the compensation committee could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event. The compensation committee has established awards of PSUs and cash performance awards under the 2017 that provide for acceleration of vesting of such awards in the event of death, disability or retirement of the participant or a change in control event of the Company.

              Second Amended and Restated 2007 Performance Incentive Plan. Generally, and subject to limited exceptions set forth in the 2007 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2007 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2007 Plan. For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

              Cash Incentive Plan. Through fiscal year 2017, the Company awarded bonuses under the Cash Incentive Plan. At the beginning of each performance period under the Cash Incentive Plan, the compensation committee established when bonus awards for such performance period were to be paid. Under that plan, the compensation committee had the ability to provide for the effect of any participant's death, disability, termination without cause, or a change in control event of the Company on the payment of awards for the performance period. The definition of a change in control event under the Cash Incentive Plan is substantially the same as that contained in the 2007 Plan and the 2017 Plan. The compensation committee also had the discretion to establish other change in control provisions with respect to awards granted under the Cash Incentive Plan. Beginning in fiscal year 2018, the Company intends to make all awards, including annual bonus award, under the 2017 Plan.

              There are currently no amounts payable to or accrued for payment to any named executive officer under the change in control provisions contained in the plans.

Potential Payments upon Termination or Change in Control

              The following table presents the amount of compensation payable to each of our named executive officers as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 31, 2017:

Name	Benefit(1)	Termination w/o Cause or Resignation with Good Reason($)	Termination with Cause or Resignation w/o Good Reason($)	Death($)	Disability($)	Change in Control($)(2)
Denny Marie Post	Salary	1,500,000(3)				1,500,000(4)
	Bonus	653,777(9)	653,777(9)	653,777(9)	653,777(9)	1,961,331(10)
	Health Benefits	10,678(11)				10,678(11)
	Acceleration of LTI Cash Award			183,306(14)	183,306(14)	274,945(17)
	Acceleration of Restricted Stock Units					729,985(15)
	Acceleration of Options					1,033,375(16)
	Acceleration of Performance Stock Units			152,506(18)	152,506(18)	992,471(19)
Guy J. Constant	Salary	500,000(5)				500,000(5)
	Bonus	254,247(9)	254,247(9)	254,247(9)	254,247(9)	604,247(17)
	Health Benefits					7,073(12)
Acceleration of LTI Cash Award
	Acceleration of Restricted Stock Units					206,762(15)
	Acceleration of Options					38,286(16)
	Acceleration of Performance Stock Units			50,027(18)	50,027(18)	325,710(19)
Carin Stutz	Salary	475,000(6)				475,000(6)
	Bonus	258,787(9)	258,787(9)	258,787(9)	258,787(9)	615,037(13)
	Health Benefits					4,951(12)
	Acceleration of LTI Cash Award			80,000(14)	80,000(14)	240,024(17)
	Acceleration of Restricted Stock Units					227,348(15)
	Acceleration of Options					134,758(16)
Jonathan A. Muhtar	Salary	385,000(7)				385,000(7)
	Bonus	195,770(9)	195,770(9)	195,770(9)	195,770(9)	465,270(13)
	Health Benefits					7,073(12)
	Acceleration of LTI Cash Award			210,026(14)	210,026(14)	420,046(17)
	Acceleration of Restricted Stock Units					352,331(15)
	Acceleration of Options					402,226(16)

Name	Benefit(1)	Termination w/o Cause or Resignation with Good Reason($)	Termination with Cause or Resignation w/o Good Reason($)	Death($)	Disability($)	Change in Control($)(2)
Michael L. Kaplan	Salary	355,000(8)				355,000(8)
	Bonus	429,015(20)	180,515(9)	180,515(9)	180,515(9)	429,015(13)
	Health Benefits					7,073(12)
	Acceleration of LTI Cash Award			121,850(14)	121,850(14)	244,885(17)
	Acceleration of Restricted Stock Units					143,425(15)
	Acceleration of Options					69,739(16)
(1)
A number of our employee benefit and incentive pay plans provide for payment upon termination of employment of any participant. If terminated on December 31, 2017, each of the named executive officers would have received benefits and payments under these plans in addition to the amounts described in the table above.

(2)
As discussed above, the change in control provisions or termination provisions that apply before or after a change in control in Ms. Post's employment agreement, Mr. Constant's employment agreement, Mr. Muhtar's employment agreement, Ms. Stutz's employment agreement, Mr. Kaplan's employment agreement, and applicable award agreements contain double trigger provisions, and thus any payments described in the above table are generally required to be made only if the Company terminates the executive's employment without cause or the executive resigns with good reason, within a defined protection period following the change in control.

(3)
Represents the total amount of continued payments for a period of twenty-four months following the effective date of termination based on Ms. Post's 2017 base salary.

(4)
Represents an amount equal to two times Ms. Post's 2017 base salary payable in a lump sum within 10 days following effective date of termination of employment.

(5)
Represents an amount equal to one times Mr. Constant's 2017 base salary payable in a lump sum within 60 days following termination of employment.

(6)
Represents an amount equal to one times Ms. Stutz's 2017 base salary payable in a lump sum within 60 days following termination of employment.

(7)
Represents an amount equal to one times Mr. Muhtar's 2017 base salary payable in a lump sum within 60 days following termination of employment.

(8)
Represents an amount equal to one times Mr. Kaplan's 2017 base salary payable in a lump sum within 60 days following termination of employment.

(9)
Represents the amount the named executive officer or his or her estate would have been paid for his or her annual bonus for 2017 had the named executive officer been employed on the bonus payment date. Such amount represents the bonus amount that would have been paid to the named executive officer based on the Company achievement of EBITDA goals for fiscal 2017.

(10)
Represents the amount Ms. Post would have been paid for her annual bonus for 2017 had Ms. Post been employed on the bonus payment date. Such amount represents the bonus amount that would have been paid to Ms. Post based on Company achievement of EBITDA goals for fiscal 2017. Per the terms of her employment agreement, Ms. Post would also be entitled to receive an amount that is equal to two times her highest bonus amount earned in the last three completed fiscal years payable in a lump sum at the regularly scheduled payment date following the effective date of termination.

(11)
Consists of the costs of the Company portion of premiums for the named executive officer and his or her dependents under the Company's existing medical, dental, and prescription insurance plans for a period of eighteen months following the effective date of termination.

(12)
Consists of the costs of the Company portion of premiums for the named executive officer and his or her dependents under the Company's existing medical, dental, and prescription insurance plans for a period of twelve months following the effective date of termination.

(13)
Represents the amount the named executive officer would have been paid for his/her annual bonus for 2017 had the named executive officer been employed on the bonus payment date. Such amount represents the bonus amount that would have been paid to the named executive officer based on Company achievement of EBITDA goals for fiscal 2017. Per the terms of the named executive officer's employment agreement, the named executive officer would also be entitled to an amount equal to the higher of the named executive officer's actual or target Annual Bonus payable in a lump sum at the regularly scheduled payment date.

(14)
The values included in the table above are based on the pro-rata amount of LTI cash that would have vested on December 31, 2017. For purposes of this calculation, it is assumed that a pro-rata portion of the LTI cash target amount would vest upon death or total disability as of December 31, 2017. The actual award amount calculated at December 31, 2017, if any, would be based on the Company's performance during the performance period as measured by cumulative EBITDA and average ROIC, with appropriate adjustments to the targets for cumulative EBITDA and average ROIC to account for the performance period being deemed to end on the effective date of death or total disability and would be payable within 65 days after the effective date of termination.

(15)
The values included in the table above are based on the number of restricted shares or restricted stock units that would have vested on December 31, 2017, multiplied by the closing sales price of the Company's common stock on Nasdaq as of December 29, 2017, the business day immediately preceding such date ($56.40).

(16)
The change in control agreements and the applicable award agreements for the named executive officers provide that upon a termination in connection with a change in control, the named executive officer has the right to require the Company to pay the difference between the fair market value of the Company's common stock on December 31, 2017 and the exercise price of the options held by the named executive officer on an aggregate basis.

(17)
For purposes of this calculation, it is assumed that the LTI cash award amount is paid at 100% of the target value upon a change in control as of December 31, 2017. The actual award amount calculated at December 31, 2017, if any, would be based on the Company's performance during the performance period as measured by cumulative EBITDA and average ROIC, with appropriate adjustments to the targets for cumulative EBITDA and average ROIC to account for the performance period being deemed to end on the effective date of the change in control and would be payable within 65 days after the effective date of termination.

(18)
The PSU awards for the chief executive officer and chief financial officer provide, among other things, that upon the death or disability of such named executive officer after the completion of the performance period applicable to a particular tranche, the number of shares of stock earned with respect to such tranche is based on the extent to which the performance goals for such tranche have been achieved. Accordingly, the values included in the table above are based on the number of shares that would have vested under the PSU on December 31, 2017 (the last day of a tranche under the PSU awards), multiplied by the closing sales price of the Company's common stock on Nasdaq as of December 29, 2017, the business day immediately preceding such date ($56.40).

(19)
The PSU awards for the chief executive officer and chief financial officer provide that if a change in control occurs prior to the last day of the third performance period under the award, then each tranche will be deemed earned as follows: (a) if the change in control occurs on or prior to the completion of six months of the performance period applicable to such tranche, the number of shares earned with respect to such tranche will be determined as if the performance goals had been achieved at target; and (b) for other tranches, based on the extent to which the performance goals for such tranche have been achieved (which amount would be pro-rated, and the Company's performance against the performance goals for any partial periods determined by the compensation committee in good faith as of the date of the change in control). Accordingly, the values included in the table above are based on the number of shares that would have vested under the PSU on December 31, 2017 (using the actual achievement for the tranche ending December 31, 2017 and based on target for the remaining two tranches ending December 31, 2018 and 2019), multiplied by the closing sales price of the Company's common stock on Nasdaq as of December 29, 2017, the business day immediately preceding such date ($56.40).

(20)
Represents the named executive officer's target annual bonus payable in a lump sum at the regularly scheduled payment date.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

              Pursuant to Section 14A of the Exchange Act, the Company is again asking our stockholders to cast an advisory vote to approve the executive compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. As an advisory vote, the outcome of the vote on this proposal is not binding upon us. Our compensation committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers. In 2017, our advisory vote proposal was supported by approximately 98.5% of the votes cast. The board has adopted a policy of providing for annual say-on-pay advisory votes.

              As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation objectives have been designed to link incentives and rewards for our executives to the achievement of specific and sustainable financial and strategic goals which are expected to result in increased stockholder value. We believe that our executive compensation program satisfies these goals and is aligned with the long-term interests of our stockholders. Highlights of our current compensation program include the following.

  •
  Direct retention by the compensation committee of its independent compensation consultant.
  •
  Emphasis on a long-term pay for performance, including our LTI program that is measured over three-year performance periods.
  •
  Financial measures used for the annual performance-based bonus and long-term incentive grants are linked to the Company's strategic business plans reviewed and approved by our board of directors.
  •
  The LTI cash component shifted to performance-based equity in the form of PSUs in 2017 for our CEO and CFO and for all executives in 2018.
  •
  Minimum financial goals must be met for payouts to be made under both the annual performance-based bonus and long-term cash incentive grants.
  •
  Payouts under our annual and long-term incentive compensation plans are capped.
  •
  None of our change in control provisions provide for excise tax gross-ups and the board has committed not to enter into any such agreements; we have double-trigger equity vesting upon a change in control.
  •
  Repricing of stock options is expressly prohibited by our equity compensation plan without stockholder approval.
  •
  Meaningful stock ownership guidelines for executives, which promote alignment with stockholders.
  •
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.
  •
  Adoption of a clawback policy that provides for the recoupment of incentive compensation from executive officers under certain circumstances.
  •
  Relatively modest executive perquisites, and no excessive executive only-perquisites.

              Please read the "Compensation Discussion and Analysis" section contained in this proxy statement, including the tables and narrative disclosures contained therein for additional details about our executive compensation programs.

Advisory Vote

              We request stockholder approval of the 2017 compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies, and practices described in this proxy statement. Accordingly, we ask that you vote FOR the following resolution to approve, on an advisory basis, the compensation of our named executive officers:

    "RESOLVED, that the stockholders of Red Robin Gourmet Burgers, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2018 annual meeting of stockholders pursuant to the compensation disclosure rules of the U. S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table, and the other related tables and disclosure within this proxy statement."

Vote Required

              Proposal No. 2 requires the approval of a majority of the votes cast on the proposal.

Board Recommendation

              Our board of directors unanimously recommends a vote FOR this proposal.

 PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The audit committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to perform the audit of our financial statements and our internal control over financial reporting. The audit committee selected KPMG LLP ("KPMG") as our independent auditor for the fiscal year ending December 30, 2018. KPMG also served as our independent auditor for the 2017 fiscal year ended December 31, 2017, the 2016 fiscal year ended December 25, 2016 and the 2015 fiscal year ended December 27, 2015. In 2017, stockholders approved the ratification of KPMG by approximately 99.98% of votes cast. The audit committee believes the continued retention of KPMG is in the best interests of the Company and our stockholders. Representatives from KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.

Evaluation of Auditor

              In approving the selection of KPMG as the Company's independent auditor for the fiscal year ending December 30, 2018, the audit committee considered, among other factors:

  •
  Firm and engagement team experience, including in our industry;
  •
  Audit approach and supporting tools;
  •
  General technical expertise;
  •
  Audit quality factors, including timing of procedures and engagement team workload and allocation;
  •
  Recent Public Company Oversight Board (PCAOB) inspection findings and the firms' responses thereto;
  •
  Communication and interaction with the audit committee and management;
  •
  Independence and commitment to objectivity and professional skepticism;
  •
  Prior year audit performance; and
  •
  The reasonableness and appropriateness of fees.

              Based on this evaluation, our board is requesting that our stockholders ratify KPMG's appointment for the 2018 fiscal year. We are not required to seek ratification from stockholders of our selection of independent auditor but are doing so as a matter of good governance. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the audit committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

              The following table summarizes the aggregate fees billed or to be billed by KPMG for the fiscal years ended December 31, 2017 and December 25, 2016:

	2017($)	2016($)
Audit fees	755,616	824,379
Audit-related fees	-	-
Tax fees	30,000	-
All other fees	-	-

Total	785,616	824,379

Audit Fees

              Fees for audit services in 2017 and 2016 consisted of the audit of our annual financial statements and reports on internal controls required by the Sarbanes-Oxley Act of 2002, reviews of our quarterly financial statements, and fees related to a review of our Franchise Disclosure Document.

Audit-Related Fees

              There were no audit-related fees billed by KPMG in 2016 or 2017.

Tax Fees

              There were no tax fees billed by KPMG in 2016. The tax fees billed by KPMG in 2017 related to tax compliance services with respect to tax accounting methods used in tax filings.

All Other Fees

              There were no all other fees billed by KPMG in 2016 or 2017.

Audit Committee's Pre-Approval Policies and Procedures

              The audit committee pre-approves all audit and non-audit services to be performed by its independent auditor and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the audit committee's responsibility to management.

              In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have the independent auditor perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The audit committee pre-approves or rejects the service and an accompanying range of fees for each service desired to be performed. Management is required to seek additional audit committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the audit committee has the authority to pre-approve requests for services. At each subsequent audit committee meeting, the chair of the audit committee reports any interim pre-approvals since the last meeting.

              All of the fees set forth in the Principal Accountant Fees and Services table above for fiscal year 2017 were pre-approved by the audit committee.

Vote Required

              Proposal No. 3 requires the approval of a majority of the votes cast on the proposal.

Board Recommendation

              Our board of directors recommends that you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2018.

AUDIT COMMITTEE REPORT

              The audit committee is responsible for overseeing and evaluating the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the Company's financial reporting process, accounting principles, and internal controls as well as preparation of the Company's financial statements in accordance with generally accepted accounting principles in the United States (GAAP). KPMG, our independent auditor for 2017, 2016 and 2015, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the Company's internal control over financial reporting.

              The audit committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2017, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and KPMG's evaluation of the Company's internal control over financial reporting.

              The audit committee has reviewed and discussed with KPMG the matters required to be discussed pursuant to Public Company Accounting Oversight Board (PCAOB) standards. The audit committee has received from KPMG the written disclosures and the letter required by applicable PCAOB requirements regarding the independent accountant's communications with the audit committee concerning independence. The audit committee has also discussed such independence with KPMG.

              Based upon the review and discussions described above, the audit committee recommended to the board of directors that the Company's audited financial statements be included in its annual report on Form 10-k for the year ended December 31, 2017, and the board of directors accepted the audit committee's recommendations.

THE AUDIT COMMITTEE
Richard J. Howell, Chair
Steven K. Lumpkin
Pattye L. Moore
Stuart I. Oran

 VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

              Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible.

DELIVERY OF PROXY MATERIALS

              The SEC's "notice and access" rule allows companies to deliver a notice regarding internet availability of proxy materials ("notice regarding internet availability") to stockholders in lieu of a paper copy of the proxy statement and related materials and the Company's annual report on Form 10-K (collectively, the "proxy materials"). We use the notice and access process for all of our beneficial holders. The notice regarding internet availability provides instructions as to how these holders can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online, or by completing and returning a proxy card. Shares cannot be voted by marking, writing on, and/or returning the notice regarding internet availability. Any notices regarding internet availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the notice regarding internet availability.

    Important Notice Regarding Availability of Proxy Materials

              Our proxy materials are available at http://www.redrobin.com/eproxy.

    "Householding" of Proxy Materials

              As permitted by applicable law, we may deliver only one copy of certain of our documents, including the notice regarding internet availability, proxy statement, annual report, and information statement to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. This process, which is commonly referred to as "householding," is intended to provide extra convenience for stockholders and cost savings for the Company.

              If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of the notice regarding internet availability or the proxy materials themselves, which are typically mailed in April of each year, by notifying us in writing at: Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, or by contacting us at (303) 846-6000. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 846-6000, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

VOTING INFORMATION

              Voting rights. As of April 2, 2018, the record date for the meeting, we had 12,971,479 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting. You can vote all of the shares that you owned on the record date. These shares may include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank, or other nominee.

              Voting instructions. We encourage all stockholders to submit votes in advance of the meeting. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted in advance of the meeting.

  •
  Stockholder of record. If your shares are registered directly in your name with Red Robin's transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and we are sending these proxy materials directly to you. If you are a stockholder of record, you may vote by submitting a proxy. We have enclosed a proxy card and return envelope for you to use.
  •
  Beneficial ownership. If your shares are held in a brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. Your proxy materials are being forwarded to you by your bank, broker, trustee, or nominee, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or nominee on how to vote via the Internet or by telephone if the bank, broker, trustee, or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee, or nominee provides you instructions on how to vote your shares. Stock exchange rules prohibit brokers from voting on Proposal No. 1 (election of directors) and Proposal No. 2 (advisory vote on executive compensation) without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote for Proposal Nos. 1 and 2. Votes directed by Internet or telephone through such a bank, broker, trustee, or nominee must be received by 11:59 p.m. Eastern Time on May 29, 2018, unless otherwise directed by your bank or broker. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, bank, or other holder of record that holds your shares, giving you the right to vote the shares at the meeting.

              If you receive more than one set of proxy materials, it means that you hold shares registered in more than one name or account. You should sign and return each proxy and follow the instructions on each notice regarding internet availability that you receive to ensure that all your shares are voted.

              Voting in-person. Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank, or other holder of record that holds your shares giving you the right to vote the shares.

              Counting of votes. Votes will be counted by our transfer agent, American Stock Transfer & Trust Company,  LLC, which we have retained to act as the inspector of election for the annual meeting.

              Additional meeting matters. We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Denny Marie Post or Guy J. Constant, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate nominated by our board of directors.

              Dissenters' rights. No action is proposed herein for which the laws of the state of Delaware or our bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders' common stock.

REVOKING YOUR PROXY

              Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111; or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

ATTENDANCE AT THE MEETING

              All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker or bank, you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of April 2, 2018, a copy of the voting instruction card provided by your broker, bank, or other holder of record, or other similar evidence of ownership. Registration and seating will begin at 7:30 a.m. We do not permit cameras, recording devices, or other electronic devices at the meeting.

QUORUM, VOTE REQUIRED, ABSTENTIONS, AND BROKER NON-VOTES

    Quorum

              The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes will be counted for purposes of determining the presence of a quorum at the meeting.

    Vote Required

              For Proposal 1 (director election), in an uncontested election (such as the election to be held at this annual meeting), each director will be elected by the affirmative vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast FOR a director's election exceeds the number of shares cast AGAINST that director. If a nominee does not receive a majority of the votes cast for such nominee, then the resulting vacancy will be filled only by a majority vote of the directors then in office, and the director(s) so chosen shall serve for a term expiring at the next annual meeting of stockholders or until such director's successor shall have been duly elected and qualified. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the vote.

              Proposal 2 (say-on-pay) represents an advisory vote and the results will not be binding on the board or the Company. The affirmative vote of a majority of the votes cast for this proposal will constitute the stockholders' non-binding approval with respect to our executive compensation programs. Our board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will have no effect on the outcome of the vote.

              For Proposal 3 (ratification of auditors), the affirmative vote of a majority of the votes cast on this proposal will be required to approve such proposal. Abstentions will have no effect on the outcome of the vote.

    Broker Non-Votes

              Brokers, banks, or other holders of record are no longer permitted to vote on most proxy proposals without specific client instructions. In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules. If you are a beneficial owner whose shares are held of record by a broker, bank, or other holder of record, you must instruct the broker, bank, or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

              At this annual meeting, your broker, bank, or other holder of record does not have discretionary voting authority to vote on any of the proposals other than Proposal 3 (ratification of auditors) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

ADDITIONAL INFORMATION

              Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during fiscal year 2017, all of our officers, directors, and greater than ten percent beneficial owners timely complied with all Section 16(a) filing requirements.

              Proposals for Inclusion in 2019 Proxy Statement. For your proposal or director nomination to be considered for inclusion in our proxy statement for next year's meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than December 11, 2018. If we change the date of next year's meeting by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in Company-sponsored proxy materials and our bylaws.

              Proposals to be Addressed at 2019 Annual Meeting (but not included in proxy statement). In order for you to properly bring a proposal (including director nominations) before next year's annual meeting, our corporate secretary must receive a written notice of the proposal no later than February 25, 2019 and no earlier than January 25, 2019, and it must contain the additional information required by our bylaws. All proposals received after February 25, 2019 will be considered untimely. You may obtain a complete copy of our bylaws by submitting a written request to our corporate secretary at our principal executive office. If we change the date of next year's meeting by more than 30 days from the date contemplated at this year's meeting, in order for the proposal to be timely, we must receive your written proposal at least 90 days before the date of next year's meeting or no more than 10 days following the day on which the meeting date is publicly announced.

              Proxy Solicitation Costs. The accompanying proxy is being solicited on behalf of the board of directors of our Company. The expense of preparing, printing, and mailing the notice regarding internet availability or proxy card and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone, other electronic means, or in person, by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, Georgeson LLC has been retained to assist in the solicitation of proxies for the 2018 annual meeting of stockholders for a fee of approximately $6,500 plus associated costs and expenses.

ANNUAL REPORT ON FORM 10-K

              We filed with the SEC an annual report on Form 10-K on February 27, 2018 for the fiscal year ended December 31, 2017. A copy of the annual report on Form 10-K has been made available concurrently with this proxy statement to all of our stockholders entitled to notice of and to vote at the annual meeting. In addition, you may obtain a copy of the annual report on Form 10-K, without charge, by writing to Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111.

By Order of the Board of Directors,

Michael L. Kaplan Secretary
Greenwood Village, Colorado April 10, 2018

ANNUAL MEETING OF STOCKHOLDERS OF RED ROBIN GOURMET BURGERS, INC. May 30, 2018 NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement, F orm of Proxy Card, and 2017 Annual Report on Form 10-K are available at http://www.redrobin.com/eproxy Please sign, date, and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, and 3. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. The election of eight (8) directors for one-year terms: FOR AGAINST ABSTAIN (a) Cambria W. Dunaway (b) Kalen F. Holmes (c) Glenn B. Kaufman (d) Aylwin B. Lewis (e) Steven K. Lumpkin (f) Pattye L. Moore (g) Stuart I. Oran (h) Denny Marie Post 2. Approval, on an advisory basis, of the Company’s executive compensation. 3. Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 30, 2018. 4. Such other business as may properly come before the meeting or any adjournment thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCOR-DANCE WITH THE STOCKHOLDER’S SPECIFICATIONS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RED ROBIN GOURMET BURGERS, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders, proxy statement, and 2017 annual report on Form 10-K. X

RED ROBIN GOURMET BURGERS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Denny Marie Post and Guy J. Constant, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Red Robin Gourmet Burgers, Inc. held of record by the undersigned on April 2, 2018 at the Annual Meeting of Stockholders to be held at our corporate headquarters, located at 6312 South Fiddler ’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111 at 8:00 a.m. MDT on May 30, 2018, or any adjournment or postponement thereof. This proxy authorizes each of the persons named above to vote at his or her discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card is properly executed and returned, but contains no specific voting instructions, these shares will be voted in accordance with the recommendation of the Board of Directors. (Continued and to be signed on the reverse side)